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                                CREDIT AGREEMENT



                           DATED AS OF APRIL 30, 1999,


                                      AMONG



                                 HUB GROUP, INC.
                            HUB CITY TERMINALS, INC.,
                               HUB HOLDINGS, INC.




                                   THE LENDERS
                                  PARTY HERETO,



                                       AND



                         HARRIS TRUST AND SAVINGS BANK,
                            INDIVIDUALLY AND AS AGENT





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                                TABLE OF CONTENTS

                                 SECTION HEADING                            PAGE

SECTION 1.        THE CREDITS.................................................1

   Section 1.1.   Revolving Credit............................................1
   Section 1.2.   Revolving Credit Loans......................................1
   Section 1.3.   Term Credit.................................................2
   Section 1.4.   Letters of Credit...........................................2
   Section 1.5.   Manner and Disbursement of Loans............................5
   Section 1.6.   The Swing Line..............................................6
   Section 1.7.   Appointment of Borrowers as Agents for Each Borrower........9
   Section 1.8.   Guaranty Agreements.........................................9

SECTION 2.        INTEREST AND CHANGE IN CIRCUMSTANCES........................9

   Section 2.1.   Interest Rate Options.......................................9
   Section 2.2.   Minimum  LIBOR Portion Amounts.............................11
   Section 2.3.   Computation of Interest....................................11
   Section 2.4.   Manner of Rate Selection...................................11
   Section 2.5.   Change of Law..............................................11
   Section 2.6.   Unavailability of Deposits or Inability to Ascertain
                      Adjusted LIBOR.........................................11
   Section 2.7.   Taxes and Increased Costs..................................12
   Section 2.8.   Change in Capital Adequacy Requirements....................13
   Section 2.9.   Funding Indemnity..........................................13
   Section 2.10.  Lending Branch.............................................14
   Section 2.11.  Discretion of Lenders as to Manner of Funding..............14
   Section 2.12.  Replacement of Affected Lenders............................14

SECTION 3.        FEES, PREPAYMENTS, TERMINATIONS, AND APPLICATIONS..........15

   Section 3.1.   Fees.......................................................15
   Section 3.2.   Voluntary Prepayments......................................15
   Section 3.3.   Mandatory Prepayments......................................16
   Section 3.4.   Reduction and Termination of Commitments...................17
   Section 3.5.   Place and Application of Payments..........................17
   Section 3.6.   Notations..................................................19

SECTION 4.        DEFINITIONS; INTERPRETATION................................19

   Section 4.1.   Definitions................................................19
   Section 4.2.   Interpretation.............................................33

SECTION 5.        REPRESENTATIONS AND WARRANTIES.............................34

   Section 5.1.   Organization and Qualification.............................34
   Section 5.2.   Corporate Authority and Validity of Obligations............34


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   Section 5.3.   Hub Group..................................................34
   Section 5.4.   Use of Proceeds; Margin Stock..............................35
   Section 5.5.   Financial Reports..........................................36
   Section 5.6.   No Material Adverse Change.................................36
   Section 5.7.   Full Disclosure............................................36
   Section 5.8.   Good Title.................................................36
   Section 5.9.   Litigation and Other Controversies.........................36
   Section 5.10.  Taxes......................................................36
   Section 5.11.  Approvals..................................................37
   Section 5.12.  Affiliate Transactions.....................................37
   Section 5.13.  Investment Company; Public Utility Holding Company.........37
   Section 5.14.  ERISA......................................................37
   Section 5.15.  Compliance with Laws.......................................37
   Section 5.16.  Other Agreements...........................................38
   Section 5.17.  Year 2000 Compliance.......................................38

SECTION 6.        CONDITIONS PRECEDENT.......................................38

   Section 6.1.   All Advances...............................................38
   Section 6.2.   Initial Advance............................................39

SECTION 7.        COVENANTS..................................................40

   Section 7.1.   Maintenance of Business....................................40
   Section 7.2.   Maintenance of Properties..................................41
   Section 7.3.   Taxes and Assessments......................................41
   Section 7.4.   Insurance..................................................41
   Section 7.5.   Financial Reports..........................................41
   Section 7.6.   Inspection.................................................43
   Section 7.7.   Net Worth..................................................43
   Section 7.8.   Fixed Charge Coverage Ratio................................43
   Section 7.9.   Minimum EBITDAM............................................44
   Section 7.10.  Cash Flow Leverage Ratio...................................44
   Section 7.11.  Indebtedness for Borrowed Money............................44
   Section 7.12.  Liens......................................................45
   Section 7.13.  Investments, Acquisitions, Loans, Advances and Guaranties..46
   Section 7.14.  Mergers, Consolidations and Sales..........................49
   Section 7.15.  Maintenance of Subsidiaries................................50
   Section 7.16.  Dividends By Public Hub Company............................51
   Section 7.17.  ERISA......................................................51
   Section 7.18.  Compliance with Laws.......................................51
   Section 7.19.  Burdensome Contracts With Affiliates.......................52
   Section 7.20.  No Changes in Fiscal Year..................................52
   Section 7.21.  Formation of Subsidiaries..................................52
   Section 7.22.  Change in the Nature of Business...........................52
   Section 7.23.  Guaranty...................................................52
   Section 7.24.  Interest Rate Protection...................................52


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   Section 7.25.  Year 2000 Assessment.......................................53

SECTION 8.        EVENTS OF DEFAULT AND REMEDIES.............................53

   Section 8.1.   Events of Default..........................................53
   Section 8.2.   Non-Bankruptcy Defaults....................................55
   Section 8.3.   Bankruptcy Defaults........................................55
   Section 8.4.   Collateral for Undrawn Letters of Credit...................55

SECTION 9.        THE AGENT..................................................56

   Section 9.1.   Appointment and Authorization..............................56
   Section 9.2.   Rights as a Lender.........................................56
   Section 9.3.   Standard of Care...........................................56
   Section 9.4.   Costs and Expenses.........................................57
   Section 9.5.   Indemnity..................................................57

SECTION 10.       JOINT AND SEVERAL LIABILITY AND GUARANTIES.................58

   Section 10.1.  Joint and Several Liability and Guaranties.................58
   Section 10.2.  Guaranty Unconditional.....................................58
   Section 10.3.  Discharge Only Upon Payment in Full; Reinstatement in Certain
                      Circumstances..........................................59
   Section 10.4.  Waivers....................................................59
   Section 10.5.  Limit on Recovery..........................................59
   Section 10.6.  Stay of Acceleration.......................................60
   Section 10.7.  Benefit to Guarantors......................................60
   Section 10.8.  Guarantor Covenants........................................60

SECTION 11.       MISCELLANEOUS..............................................60

   Section 11.1.  Withholding Taxes..........................................60
   Section 11.2.  Non-Business Days..........................................61
   Section 11.3.  No Waiver, Cumulative Remedies.............................61
   Section 11.4.  Waivers, Modifications and Amendments......................62
   Section 11.5.  Costs and Expenses.........................................62
   Section 11.6.  Documentary Taxes..........................................62
   Section 11.7.  Survival of Representations................................63
   Section 11.8.  Survival of Indemnities....................................63
   Section 11.9.  Participations.............................................63
   Section 11.10. Assignment Agreements......................................63
   Section 11.11. Notices....................................................64
   Section 11.12. Construction...............................................64
   Section 11.13. Headings...................................................64
   Section 11.14. Severability of Provisions.................................65
   Section 11.15  Counterparts...............................................65
   Section 11.16. Entire Understanding.......................................65
   Section 11.17. Binding Nature, Governing Law, Etc.........................65


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   Section 11.18. Submission to Jurisdiction; Waiver of Jury Trial...........65
   Section 11.19. Confidentiality............................................65
   Section 11.20. No Third Party Rights......................................67

Signature....................................................................67

Exhibit A-1         -     Revolving Credit Note
Exhibit A-2         -     Term Note
Exhibit A-3         -     Swing Line Note
Exhibit B           -     Compliance Certificate
Exhibit C           -     Subsidiary Guaranty Agreement
Schedule 5.3        -     Subsidiaries

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                                CREDIT AGREEMENT


To each of the Lenders party hereto


Ladies and Gentlemen:

         The undersigned, Hub Group, Inc., a Delaware corporation (the "PUBLIC HUB COMPANY"), Hub City Terminals, Inc., a Delaware corporation ("HUB CHICAGO"), and Hub Holdings, Inc. a Delaware corporation ("HUB HOLDINGS") (Hub Chicago and Hub Holdings and the Public Hub Company being hereinafter referred to collectively as the "BORROWERS" and individually as a "BORROWER"), applies to you (the "LENDERS") for your several commitments, subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, to make a revolving credit (the "REVOLVING CREDIT"), a term credit (the "TERM CREDIT") and a swing line credit (the "SWING LINE") available to the Borrowers, all as more fully hereinafter set forth.

SECTION 1.           THE CREDITS.

         SECTION 1.1. REVOLVING CREDIT. Subject to the terms and conditions hereof, each Lender severally agrees to extend credit to the Borrowers under the Revolving Credit which may be availed of by any Borrower from time to time during the period from and including the date hereof to but not including the Revolving Credit Termination Date, at which time the commitments of the Lenders to extend credit under the Revolving Credit shall expire. The Revolving Credit may be utilized by the Borrowers in the form of Revolving Credit Loans and Letters of Credit, all as more fully hereinafter set forth, provided that the aggregate principal amount of Revolving Credit Loans, Swing Loans and L/C Obligations outstanding at any one time shall not exceed the Revolving Credit Commitments then in effect. During the period from and including the date hereof to but not including the Revolving Credit Termination Date, each Borrower may use the Revolving Credit Commitments by borrowing, repaying and reborrowing Revolving Credit Loans in whole or in part and/or by having the Agent issue Letters of Credit, having such Letters of Credit expire or otherwise terminate without having been drawn upon or, if drawn upon, reimbursing the Agent for each such drawing, and having the Agent issue new Letters of Credit, all in accordance with the terms and conditions of this Agreement. For purposes of this Agreement, where a determination of the unused or available amount of the Revolving Credit Commitments is necessary, the Revolving Credit Loans, Swing Loans and Letters of Credit shall be deemed to utilize the Revolving Credit Commitments. The obligations of the Lenders hereunder are several and not joint, and no Lender shall under any circumstances be obligated to extend credit under the Revolving Credit in excess of its Percentage of the Revolving Credit Commitments.

         SECTION 1.2. REVOLVING CREDIT LOANS. Subject to the terms and conditions hereof, the Revolving Credit may be availed of by each Borrower in the form of loans (individually a "REVOLVING CREDIT LOAN" and collectively the "REVOLVING CREDIT LOANS"). Each Borrowing of Revolving Credit Loans shall be made ratably by the Lenders in proportion to their respective Percentages. Each


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Borrowing of Revolving Credit Loans shall be in an amount of $100,000 or such greater amount which is an integral multiple of $100,000; PROVIDED, HOWEVER, that a Borrowing of Revolving Credit Loans which bears interest with reference to the Adjusted LIBOR shall be in such greater amount as is required by Section
2.2 hereof. All Revolving Credit Loans made by a Lender shall be made against and evidenced by a single Revolving Credit Note of the Borrowers, jointly and severally, (individually a "REVOLVING CREDIT NOTE" and collectively the "REVOLVING CREDIT NOTES") payable to the order of such Lender in the amount of its Revolving Credit Commitment, with each Revolving Credit Note to be in the form (with appropriate insertions) attached hereto as Exhibit A-1. Each Revolving Credit Note shall be dated the date of issuance thereof, be expressed to bear interest as set forth in Section 2 hereof, and be expressed to mature on the Revolving Credit Termination Date. Without regard to the principal amount of each Revolving Credit Note stated on its face, the actual principal amount at any time outstanding and owing by the Borrowers on account thereof shall be the sum of all advances then or theretofore made thereon less all payments of principal actually received thereon.


          SECTION 1.3. Subject to all of the terms and conditions hereof, the Lenders severally agree to make term loans (individually a "TERM LOAN" and collectively the "TERM LOANS") to Hub Holdings under the Term Credit in an amount not to exceed the Lenders' Term Credit Commitments. The Term Loans shall be disbursed in a single Borrowing made, if at all, on or before June 1, 1999, at which time the commitments of the Lenders to make the Term Loans shall expire. The Term Loans shall be made ratably by the Lenders in proportion to their respective Percentages. Each Lender's Term Loan shall be evidenced by a Term Note of the Borrowers, jointly and severally, (individually a "TERM NOTE" and collectively the "TERM NOTES") payable to the order of such Lender in the amount of its Term Loan, each Term Note to be in the form (with appropriate insertions) attached hereto as Exhibit A-2. Each Term Note shall be expressed to mature in installments, commencing on September 30, 1999 and continuing on the last day of each calendar quarter occurring thereafter to and including the final installment due on March 31, 2004, with the principal installments on the Term Notes to equal (in the aggregate for all the Term Notes taken together) $1,250,000 per installment through and including June 30, 2000; $1,500,000 per installment through and including June 30, 2001; $2,000,000 per installment through and including December 31, 2003; and with the final principal installment on all the Term Notes to equal (in the aggregate for all the Term Notes taken together) all principal not sooner paid; and the amount of each installment due on the Term Note held by each Lender shall be equal to such Lender's Percentage of such installment.

         SECTION 1.4.    LETTERS OF CREDIT.

         (a) GENERAL TERMS. Subject to the terms and conditions hereof, the Revolving Credit may be availed of by each Borrower in the form of standby and commercial letters of credit issued by the Agent for the account of such Borrower (individually a "LETTER OF CREDIT" and collectively the "LETTERS OF CREDIT"), provided that the aggregate amount of L/C Obligations shall not at any time exceed the L/C Commitment; PROVIDED that the aggregate amount of L/C Obligations at any one time outstanding shall in no event exceed the difference of the Revolving Credit Commitments then in effect and the amount of Revolving


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Credit Loans and Swing Loans then outstanding. If and to the extent any Letter of Credit expires or otherwise terminates without having been drawn upon, the availability under the Revolving Credit Commitments shall to such extent be reinstated. Each Letter of Credit shall be issued by the Agent, but each Lender shall be obligated to reimburse the Agent for such Lender's Percentage of the amount of each draft drawn under a Letter of Credit in accordance with this
Section 1.4 and, accordingly, the L/C Obligations in respect of each Letter of Credit shall be deemed to utilize the Revolving Credit Commitments of all Lenders pro rata in accordance with each Lender's Percentage.

         (b) TERM. Each Letter of Credit issued hereunder shall expire not later than the earlier of (i) twelve (12) months from the date of issuance (or be cancelable not later than twelve (12) months from the date of issuance and each renewal) or (ii) the Revolving Credit Termination Date. In the event the Agent issues any Letter of Credit with an expiration date that is automatically extended unless the Agent gives notice that the expiration date will not so extend beyond its then scheduled expiration date, the Agent will give such notice of non-renewal before the time necessary to prevent such automatic extension if before such required notice date (i) the expiration date of such Letter of Credit if so extended would be after the Revolving Credit Termination Date, (ii) the Revolving Credit Commitments have terminated or (iii) an Event of Default exists and the Required Lenders have given the Agent instructions not to so permit the extension of the expiration date of such Letter of Credit.

         (c) GENERAL CHARACTERISTICS. Each Letter of Credit issued hereunder shall be payable in U.S. Dollars, conform to the general requirements of the Agent for the issuance of standby or commercial letters of credit, as the case may be, as to form and substance, and be a letter of credit which the Agent may lawfully issue.

         (d) APPLICATIONS. At the time any Borrower requests a Letter of Credit to be issued (or prior to the first issuance of a Letter of Credit in the case of a continuing application), such Borrower shall execute and deliver to the Agent an application for such Letter of Credit in the form then customarily prescribed by the Agent (individually an "APPLICATION" and collectively the "APPLICATIONS"). Subject to the other provisions of this subsection, the obligation of such Borrower to reimburse the Agent for drawings under a Letter of Credit shall be governed by the Application for such Letter of Credit. Anything contained in the Applications to the contrary notwithstanding, (i) the Borrowers shall be jointly and severally liable for all obligations in respect of each Letter of Credit, (ii) in the event the Agent is not reimbursed by the Borrowers for the amount the Agent pays on any draft drawn under a Letter of Credit issued hereunder by 11:00 a.m. (Chicago time) on the date when such drawing is paid, the obligation of the Borrowers to reimburse the Agent for the amount of such draft paid shall bear interest (which the Borrowers hereby jointly and severally promise to pay on demand) from and after the date the draft is paid until payment in full thereof at a fluctuating rate per annum determined by adding 2% to the Domestic Rate as from time to time in effect (computed on the basis of a year of 365 days for the actual number of days elapsed), (iii) the Borrowers shall pay fees in connection with each Letter of Credit as set forth in Section 3 hereof, (iv) except as otherwise provided in
Section 3.3 hereof, prior to the occurrence of a Default or an Event of Default the Agent will not call for additional collateral security for the L/C Obligations, (v) except as otherwise provided in Section 3.3 hereof, prior to the occurrence of a Default or an Event of Default the Agent will not call for the funding of a Letter of Credit by the Borrowers prior to being presented with a draft drawn thereunder (or, in the event the draft is a time draft, prior to its due date) and (vi) the Agent will promptly notify the applicable Borrower of the presentment to the Agent of any demand for payment by the Agent under any


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Letter of Credit, together with notice of the amount of such payment and the date such payment shall be made. The reimbursement obligations of each Borrower under this Section 1.4 shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense. The Borrowers hereby irrevocably authorize the Agent to charge, while any Event of Default is continuing, any of any Borrower's deposit accounts maintained with the Agent for the amount necessary to reimburse the Agent for any drafts drawn under Letters of Credit issued hereunder.

         (e) CHANGE IN LAWS. If the Agent or any Lender shall determine in good faith that any change in any applicable law, regulation or guideline (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or any new law, regulation or guideline, or any interpretation of any of the foregoing by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority having jurisdiction over the Agent or such Lender (whether or not having the force of law), shall:

                   (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against the Letters of Credit, or the Agent's or such Lender's or any Borrower's liability with respect thereto; or

                  (ii) impose on the Agent or such Lender any penalty with respect to the foregoing or any other condition regarding this Agreement, the Applications or the Letters of Credit;

and the Agent or such Lender shall determine in good faith that the result of any of the foregoing is to increase the actual cost (whether by incurring a cost or adding to a cost) to the Agent or such Lender of issuing, maintaining or participating in the Letters of Credit hereunder (without benefit of, or credit for, any prorations, exemptions, credits or other offsets available under any such laws, regulations, guidelines or interpretations thereof), then the Borrowers shall pay within 15 days of demand to the Agent or such Lender from time to time as specified by the Agent or such Lender such additional amounts as the Agent or such Lender shall determine are sufficient to compensate and indemnify it for such increased cost. If the Agent or any Lender makes such a claim for compensation, it shall provide any Borrower (with a copy to the Agent in the case of any Lender) a certificate setting forth the computation of the increased cost as a result of any event mentioned herein in reasonable detail and such certificate shall constitute prima facie evidence if reasonably determined.

         (f) PARTICIPATIONS IN LETTERS OF CREDIT. Each Lender shall participate on a pro rata basis in accordance with its Percentage in the Letters of Credit issued by the Agent, which participation shall automatically arise upon the issuance of each Letter of Credit. Subject to Section 1.5(b) hereof, each Lender unconditionally agrees that in the event the Agent is not immediately reimbursed by a Borrower for the amount paid by the Agent on any draft presented under a Letter of Credit, then in that event such Lender shall pay to the Agent such Lender's Percentage of the amount of each draft so paid and in return such Lender shall automatically receive an equivalent percentage participation in the rights of the Agent to obtain reimbursement from the Borrowers for the amount of such draft, together with interest thereon as provided for herein. The


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obligations of the Lenders to the Agent under this subsection shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Lender may have or have had against any one or more of the Borrowers, the Agent, any other Lender or any other Person whatsoever; PROVIDED that the Agent's determination that any documents presented under any Letter of Credit comply with the terms thereof is not ultimately determined by a court of law to have constituted the gross negligence or willful misconduct of the Agent. In the event that any Lender fails to honor its obligation to reimburse the Agent for its Percentage of the amount of any such draft, then in that event (i)the defaulting Lender shall have no right to participate in any recoveries from any one or more of the Borrowers or Guarantors in respect of such draft and (ii) all amounts to which the defaulting Lender would otherwise be entitled under the terms of this Agreement or any of the other Loan Documents shall first be applied to reimbursing the Agent for the defaulting Lender's portion of the draft, together with interest thereon as provided for herein. Upon reimbursement to the Agent (pursuant to clause (ii) above or otherwise) of the defaulting Lender's share of the draft together with interest thereon, the defaulting
Lender shall thereupon be entitled to its pro rata participation in the Agent's right of recovery against any one or more of the Borrowers or Guarantors in respect of the draft paid by the Agent.

         SECTION 1.5.    MANNER AND DISBURSEMENT OF LOANS.

         (a) REVOLVING CREDIT AND TERM LOANS. Any Borrower shall give written or telephonic notice to the Agent (which notice shall be irrevocable once given and, if given by telephone, shall be promptly confirmed in writing) by no later than 11:00 a.m. (Chicago time) on the date such Borrower requests that any Borrowing of Loans be made to it under the Revolving Credit Commitments or Term Credit Commitments, and the Agent shall promptly notify each Lender of the Agent's receipt of each such notice. Each such notice shall specify the date of the Borrowing of Loans requested (which must be a Business Day), the Borrower making such Borrowing, the type of Loan being requested, and the amount of such Borrowing. Each such Borrowing of Loans shall initially constitute part of the Domestic Rate Portion except to the extent such Borrower has otherwise timely elected that such Borrowing, or any part thereof, constitute part of a LIBOR Portion as provided in Section 2 hereof. Not later than 1:00 p.m. (Chicago time) on the date specified for any Borrowing of Loans to be made hereunder, each Lender shall make the proceeds of its Loan comprising part of such Borrowing available to the Agent in Chicago, Illinois in immediately available funds. Subject to the provisions of Section 6 hereof, the proceeds of each Borrowing of Loans shall be made available to the relevant Borrower at the principal office of the Agent in Chicago, Illinois, in immediately available funds, upon receipt by the Agent from each Lender of its Percentage of such Borrowing.

         (b) REIMBURSEMENT OBLIGATION. In the event no Borrower gives notice pursuant to Section 1.5(a) above of a Borrowing of Revolving Credit Loans equal to the amount of the Borrowers' obligation to reimburse the Agent for a drawing the Agent paid on a Letter of Credit and no Borrower has notified the Agent by 11:00 a.m. (Chicago time) on the day such reimbursement obligation becomes due that such Borrower intends to repay such reimbursement obligation through funds not borrowed under this Agreement, the Borrowers shall be deemed to have requested a Borrowing of Revolving Credit Loans constituting part of the Domestic Rate Portion on such day in the amount of such reimbursement obligation


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then due, subject to Section 6.1 hereof, which Borrowing shall be applied to pay the reimbursement obligation then due.

         (c) AGENT RELIANCE ON BANK FUNDING. Unless the Agent shall have been notified by a Lender prior to 1:00 p.m. (Chicago time) on the date a Borrowing is to be made hereunder that such Lender does not intend to make the proceeds of its Loan available to the Agent, the Agent may assume that such Lender has made such proceeds available to the Agent on such date and the Agent may in reliance upon such assumption make available to the relevant Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender and the Agent has made such amount available to such Borrower, the Agent shall be entitled to receive such amount from such Lender forthwith upon the Agent's demand, together with interest thereon in respect of each day during the period commencing on the date such amount was made available to such Borrower and ending on but excluding the date the Agent recovers such amount at a rate per annum equal to the effective rate charged to the Agent for overnight federal funds transactions with member banks of the federal reserve system for each day as determined by the Agent (or in the case of a day which is not a Business Day, then for the preceding day). If such amount is not received from such Lender by the Agent immediately upon demand, (i) the Borrowers will, on demand, repay to the Agent the proceeds of such Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a LIBOR Portion, so that the Borrowers will have no liability under Section 2.9 hereof with respect to such payment, (ii) the defaulting Lender shall have no right to participate in any recoveries from any one or more of the Borrowers or Guarantors in respect of such Loan and (iii) all amounts to which the defaulting Lender would otherwise be entitled under the terms of this Agreement or any of the other Loan Documents shall first be applied to reimbursing the Agent for the defaulting Lender's Loan, together with interest thereon as provided for herein. Upon reimbursement to the Agent (pursuant to clauses (i) or (iii) above or otherwise) of the amount advanced by the Agent in respect of the defaulting Lender's Loan together with interest thereon, the defaulting Lender shall thereupon be entitled to participate in recoveries from any one or more of the Borrowers or Guarantors in respect of such Loan.

         (d) MANNER OF OBTAINING LETTERS OF CREDIT. Each time a Borrower requests the issuance for such Borrower's account of a Letter of Credit, any Borrower shall provide the Agent at least (2) Business Days advance written notice thereof no later than 10:00 a.m. (Chicago time), such notice in each case to be accompanied by an Application for such Letter of Credit properly completed and executed by such Borrower and in the case of an extension or an increase in the amount of a Letter of Credit, a written request therefor, in a form acceptable to the Agent, in each case, together with the fees called for by this Agreement. The Agent shall notify each Lender of each Letter of Credit issued or increased and the amount of such issuance or increase since the last such notice.

         SECTION 1.6. THE SWING LINE. (a) SWING LOANS. Subject to all of the terms and conditions hereof, Harris Trust and Savings Bank ("HARRIS") agrees to make loans to the Borrowers under the Swing Line ("SWING Loans") which shall not in the aggregate at any time outstanding exceed the lesser of (i) the Swing Line Commitment then in effect or (ii) the difference between the Revolving Credit Commitments then in effect and the sum of Revolving Credit Loans and L/C


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Obligations outstanding at the time of computation. The Swing Line Commitment shall be available to the Borrowers and may be availed of by the Borrowers from time to time and borrowings thereunder may be repaid and used again during the period ending on the Revolving Credit Termination Date; PROVIDED that each Swing Loan must be repaid on the last day of the Interest Period applicable thereto. All Swing Loans shall be evidenced by a Swing Line Note of the Borrowers, jointly and severally, issued to Harris in the form of Exhibit A-3 hereto (the "SWING LINE NOTE"). Without regard to the face principal amount of the Swing Line Note, the actual principal amount at any time outstanding and owing by the Borrowers on account of the Swing Line Note during the period ending on the Revolving Credit Termination Date shall be the sum of all Swing Loans then or theretofore made thereon less all payments actually received thereon.

         (b) PAYMENT. Each Swing Loan shall be due and payable on the last day of the Interest Period selected therefor. The Borrowers may voluntarily prepay any Swing Loan before its maturity at any time upon notice to Harris prior to 1:00 p.m. (Chicago time) on the date fixed for prepayment, each such prepayment to be made by the payment of the principal amount to be prepaid accrued interest thereon to the date of prepayment and any amount due Harris under Section 2.9 hereof.

         (c) MINIMUM BORROWING AMOUNT. Each Swing Loan which bears interest with reference to the Domestic Rate shall be in an amount not less than $100,000. Each Fixed Rate Swing Loan shall be in an amount not less than $500,000.

         (d) INTEREST ON SWING LOANS. Each Swing Loan shall bear interest at (x) the sum of the Domestic Rate from time to time in effect plus the Applicable Margin or (y) if the Borrower so elects in accordance with the following provisions, Harris' Quoted Rate; PROVIDED, HOWEVER, that upon the occurrence and during the continuance of any Payment Default, such Swing Loan shall bear interest, whether before or after judgment, until payment in full thereof through the end of the Interest Period then applicable thereto at a rate per annum equal to the sum of two percent (2%) plus the interest rate which would otherwise be applicable thereto and, thereafter, at a rate per annum equal to the sum of two percent (2%) plus the Applicable Margin plus the Domestic Rate from time to time in effect. Interest on each Swing Loan shall be due and payable on the last day of each Interest Period applicable thereto, and interest after maturity (whether by lapse of time, acceleration or otherwise) shall be due and payable upon demand.

         (e) REQUESTS FOR SWING LOANS. The relevant Borrower shall give Harris prior notice (which may be written or oral) no later than 12:00 Noon (Chicago time) on the date upon which such Borrower requests that any Swing Loan be made, of the amount and date of such Swing Loan and the Interest Period selected therefor. Within thirty (30) minutes after receiving such notice, Harris shall in its discretion quote an interest rate to such Borrower at which Harris would be willing to make such Swing Loan available to such Borrower for a given Interest Period (the rate so quoted for a given Interest Period being herein referred to as "HARRIS' QUOTED RATE"). The Borrowers acknowledge and agree that the interest rate quote is given for immediate and irrevocable acceptance, and if a Borrower does not so immediately accept Harris' Quoted Rate for the full amount requested by such Borrower for such Swing Loan, the Harris' Quoted Rate shall be deemed immediately withdrawn and such Swing Loan shall bear interest at the sum of the Applicable Margin plus the Domestic Rate from time to time in effect. Subject to all of the terms and conditions hereof, the proceeds of such Swing Loan shall be made available to such Borrower on the date so requested at the offices of the Agent in Chicago, Illinois. Anything contained in the foregoing to the contrary notwithstanding, (i) the obligation of Harris to make Swing Loans shall be subject to all of the terms and conditions of this Agreement and (ii) Harris shall not be obligated to make more than one Swing Loan during any one day. The Agent shall notify each Lender of each Swing Loan and the amount of each such Swing Loan made since the last notice.

         (f) REFUNDING LOANS. In its sole and absolute discretion, Harris may at any time, on behalf of the Borrowers (which hereby irrevocably authorize Harris to act on their behalf for such purpose) and with notice to any Borrower, request each Lender to make a Revolving Credit Loan constituting the Domestic Rate Portion of the Revolving Credit Notes in an amount equal to such Lender's Percentage of the amount of the Swing Loans outstanding on the date such notice is given. Unless any of the conditions of Section 6.1 are not fulfilled on such date, each Lender shall make the proceeds of its requested Revolving Credit Loan available to Harris, in immediately available funds, at Harris' principal office in Chicago, Illinois, before 12:00 Noon (Chicago time) on the Business Day following the day such notice is given. The proceeds of such Borrowing of Revolving Credit Loans shall be immediately applied to repay the outstanding Swing Loans; PROVIDED, HOWEVER, that unless any Default or Event of Default has occurred and is continuing or any Borrower otherwise permits, the proceeds of such Borrowing of Revolving Credit Loans shall not be requested if the same would repay any outstanding Fixed Rate Swing Loan prior to the end of the Interest Period applicable thereto.

         (g) PARTICIPATIONS. If any Lender refuses or otherwise fails to make its Revolving Credit Loan when requested by Harris pursuant to Section 1.6(f) above (because the conditions in Section 6.1 are not satisfied or otherwise), such Lender will, by the time and in the manner such Revolving Credit Loan was to have been funded to Harris, purchase from Harris an undivided participating interest in the outstanding Swing Loans in an amount equal to its Percentage of the aggregate principal amount of Swing Loans that were to have been repaid with such Revolving Credit Loans; PROVIDED, HOWEVER, that unless and until any Default or Event of Default has occurred and is continuing, no purchase of a participation in a Fixed Rate Swing Loan need be made until after expiration of the Interest Period applicable thereto. Each Lender that so purchases a participation in a Swing Loan shall thereafter be entitled to receive its Percentage of each payment of principal received on the Swing Loans and of interest received thereon accruing from the date such Lender funded to Harris its participation in such Swing Loans. The several obligations of the Lenders under this Section 1.6(g) shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Lender may have or have had against any one or more of the Borrowers, any other Lender or any other Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of the Commitments of any Lender. In the event that any Lender fails to honor its obligation to pay the Agent for such participation in such Swing Loans, then in that event (i) the defaulting Lender shall have no right to participate in any recoveries from any one or more of the Borrowers or Guarantors in respect of such Swing Loans and (ii) all amounts to which the defaulting Lender would otherwise be entitled under the terms of this Agreement or any of the other Loan Documents shall first be applied to reimbursing the Agent for the defaulting Lender's portion of the Swing Loans, together with interest thereon as provided for herein. Upon reimbursement to the Agent (pursuant to clause (ii) above or otherwise) of the defaulting Lender's share of the Swing Loans together with interest thereon, the defaulting Lender shall thereupon be entitled to its pro rata participation in the Agent's right of recovery against any one or more of the Borrowers or Guarantors in respect of the Swing Loans.

         SECTION 1.7. APPOINTMENT OF BORROWERS AS AGENTS FOR EACH BORROWER. Each Borrower hereby irrevocably appoints each of the other Borrowers as its agent hereunder to make requests on such Borrower's behalf under Section 1 hereof for Loans to be made to such Borrower or for Letter of Credit to be issued for such Borrower, to select on such Borrower's behalf the interest rate to be applicable under Section 2 hereof to Portions of Loans made to such Borrower and to take any other action contemplated by the Loan Documents with respect to credit extended hereunder to such Borrower. The Agent shall be entitled to conclusively presume that any such action by a Borrower under the Loan Documents is taken on behalf of any one or more of the Borrowers whether or not the relevant Borrower so indicates. Nothing in this Section shall preclude a Borrower from acting on its own behalf.

         (b) Each Borrower agrees that the Agent may rely upon any written or telephonic notice given by any person the Agent in good faith believes is an Authorized Representative without the necessity of independent investigation and, in the event any telephonic notice conflicts with the written confirmation, such telephonic notice shall govern if the Agent and the Lenders have acted in reliance thereon.

         SECTION 1.8. GUARANTY AGREEMENTS. Payment of the Obligations shall be guaranteed by each Hub Partnership in which one or more of the Borrowers own 100% of the equity interest and by each Wholly-Owned Subsidiary, in each case pursuant to a Guaranty Agreement. Notwithstanding the foregoing, Hub Highway Services need not be a Guarantor if and so long as it owns no assets or other Property other than a non-transferable license from the Department of Transportation.

SECTION 2.           INTEREST AND CHANGE IN CIRCUMSTANCES.

         SECTION 2.1.    INTEREST RATE OPTIONS.

         (a) PORTIONS. Subject to the terms and conditions of this Section 2, portions of the principal indebtedness evidenced by the Revolving Credit Notes and Term Notes (all of the indebtedness evidenced by a Class of such Notes bearing interest at the same rate for the same period of time being hereinafter referred to as a "PORTION" of such Class of Notes) may, at the option of any of the Borrowers, bear interest with reference to the Domestic Rate ("DOMESTIC RATE PORTION") or with reference to the Adjusted LIBOR ("LIBOR PORTIONS") and Portions may be converted from time to time from one basis to another. All of the indebtedness evidenced by each Class of Notes which is not part of a LIBOR Portion shall constitute a single Domestic Rate Portion. All of the indebtedness evidenced by each Class of Notes which bears interest with reference to a particular Adjusted LIBOR for a particular Interest Period shall constitute a single LIBOR Portion. There shall not be more than eight (8) LIBOR Portions applicable to Notes (other than Swing Notes) of the same type outstanding at any one time, and each Lender shall have a ratable interest in each Portion based on its Percentage. Anything contained herein to the contrary notwithstanding, the obligation of the Lenders to create, continue or effect by conversion any LIBOR Portion shall be conditioned upon the fact that at the time no Default or Event of Default shall have occurred and be continuing. The Borrowers hereby jointly and severally promise to pay interest on each Portion at the rates and times specified in this Section 2. Anything contained herein to the contrary notwithstanding, the Swing Loans shall bear interest pursuant to Section 1.6(d) hereof.

         (b) DOMESTIC RATE PORTION. The Domestic Rate Portion shall bear interest at the rate determined by adding the Applicable Margin to the Domestic Rate as in effect from time to time, provided that upon the occurrence and during the continuation of any Payment Default, such Portion shall bear interest (which the Borrowers hereby, jointly and severally, promise to pay at all times herein provided), whether before or after judgment, until payment in full thereof at the rate per annum determined by adding 2% to the sum of the Applicable Margin plus Domestic Rate as from time to time in effect. Interest on the Domestic Rate Portion shall be payable quarterly in arrears on the last day of each March, June, September and December in each year (commencing June 30,
1999) and at maturity of the applicable Notes, and interest after maturity (whether by lapse of time, acceleration or otherwise) shall be due and payable upon demand. Any change in the interest rate on the Domestic Rate Portion resulting from a change in the Domestic Rate shall be effective on the date of the relevant change in the Domestic Rate.

         (c) LIBOR PORTIONS. Each LIBOR Portion shall bear interest for each Interest Period selected therefor at a rate per annum determined by adding the Applicable Margin to the Adjusted LIBOR for such Interest Period, provided that upon the occurrence and during the continuation of any Payment Default, such Portion shall bear interest (which the Borrowers hereby, jointly and severally, promise to pay at all times herein provided), whether before or after judgment, until payment in full thereof through the end of the Interest Period then applicable thereto at the rate per annum determined by adding 2% to the interest rate which would otherwise be applicable thereto, and effective at the end of such Interest Period such LIBOR Portion shall automatically be converted into and added to the Domestic Rate Portion and shall thereafter bear interest at the interest rate applicable to the Domestic Rate Portion after default. Interest on each LIBOR Portion shall be due and payable on the last day of each Interest Period applicable thereto and, with respect to any Interest Period applicable to a LIBOR Portion in excess of three months, on the date occurring every three months after the date such Interest Period began and at the end of such Interest Period, and interest after maturity (whether by lapse of time, acceleration or otherwise) shall be due and payable upon demand. Any Borrower shall notify the Agent on or before 11:00 a.m. (Chicago time) on the third Business Day preceding the end of an Interest Period applicable to a LIBOR Portion whether such LIBOR Portion is to continue as a LIBOR Portion, in which event such Borrower shall notify the Agent of the new Interest Period selected therefor, and in the event such Borrower shall fail to so notify the Agent, such LIBOR Portion shall automatically be converted into and added to the applicable Domestic Rate Portion as of and on the last day of such Interest Period. The Agent shall promptly notify each Lender of each notice received from such Borrower pursuant to the foregoing provision.

         SECTION 2.2. MINIMUM LIBOR PORTION AMOUNTS. Each LIBOR Portion shall be in an amount equal to $1,000,000 or such greater amount which is an integral multiple of $100,000.

         SECTION 2.3. COMPUTATION OF INTEREST. All interest on each LIBOR Portion shall be computed on the basis of a year of 360 days for the actual number of days elapsed. All interest on the Domestic Rate Portion shall be computed on the basis of a year of 365 days (or, in a leap year, 366 days) for the actual number of days elapsed.

         SECTION 2.4. MANNER OF RATE SELECTION. Any Borrower shall notify the Agent by 11:00 a.m. (Chicago time) at least 3 Business Days prior to the date upon which such Borrower requests that any LIBOR Portion be created or that any part of the Domestic Rate Portion be converted into a LIBOR Portion (each notice to specify in each instance the amount thereof and the Interest Period selected therefor), and the Agent shall promptly notify each Lender of each notice received from such Borrower pursuant to the foregoing provision. If any request is made to convert a LIBOR Portion into the other type of Portion available hereunder, such conversion shall only be made so as to become effective as of the last day of the Interest Period applicable thereto. All requests for the creation, continuance and conversion of Portions under this Agreement shall be irrevocable. Such requests may be written or oral and the Agent is hereby authorized to honor telephonic requests for creations, continuances and conversions received by it from any person the Agent in good faith believes to be an Authorized Representative without the necessity of independent investigation, the Borrowers hereby jointly and severally indemnifying the Agent and the Lenders from any liability or loss ensuing from so acting.

         SECTION 2.5. CHANGE OF LAW. Notwithstanding any other provisions of this Agreement or any Note, if at any time any Lender shall determine in good faith that any change in applicable laws, treaties or regulations or in the interpretation thereof makes it unlawful for such Lender to create or continue to maintain any LIBOR Portion, it shall promptly so notify the Agent (which shall in turn promptly notify any Borrower and the other Lenders) and the obligation of such Lender to create, continue or maintain any such LIBOR Portion under this Agreement shall terminate if and so long as such Lender is legally required not to create, continue or maintain such LIBOR Portion. The Borrowers, on demand, shall, if a Lender is legally required to discontinue its maintenance of any such LIBOR Portion, thereupon prepay the outstanding principal amount of the affected LIBOR Portion, together with all interest accrued thereon and all other amounts payable to the affected Lender with respect thereto under this Agreement; PROVIDED, HOWEVER, that the relevant Borrower may elect to convert the principal amount of the affected Portion into the other type of Portion available hereunder, subject to the terms and conditions of this Agreement.

         SECTION 2.6. UNAVAILABILITY OF DEPOSITS OR INABILITY TO ASCERTAIN ADJUSTED LIBOR. Notwithstanding any other provision of this Agreement or any Note, if prior to the commencement of any Interest Period, the Required Lenders shall determine in good faith that deposits in the amount of any LIBOR Portion scheduled to be outstanding during such Interest Period are not readily available to such Lenders in the relevant market or, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining Adjusted LIBOR, then such Lenders shall promptly give notice thereof to the Agent (which shall in turn promptly notify any Borrower and the other Lenders) and the obligations of the Lenders to create, continue or effect by conversion any such LIBOR Portion in such amount and for such Interest Period shall terminate until deposits in such amount and for the Interest Period selected by the relevant Borrower shall again be readily available in the relevant market and adequate and reasonable means exist for ascertaining Adjusted LIBOR.

         SECTION 2.7. TAXES AND INCREASED COSTS. With respect to any LIBOR Portion or Fixed Rate Swing Loan, if any Lender shall determine in good faith that any change in any applicable law, treaty, regulation or guideline (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or any new law, treaty, regulation or guideline, or any interpretation of any of the foregoing by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority having jurisdiction over such Lender or its lending branch or the LIBOR Portions or Fixed Rate Swing Loans contemplated by this Agreement (whether or not having the force of law), shall:

                   (i) impose, increase, or deem applicable any reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, or any other acquisition of funds or disbursements by, such Lender which is not in any instance already accounted for in computing the interest rate applicable to such LIBOR Portion or Fixed Rate Swing Loan;

                  (ii) subject such Lender, any LIBOR Portion or Fixed Rate Swing Loan or any Note to the extent it evidences such a Portion or Loan to any tax (including, without limitation, any United States interest equalization tax or similar tax however named applicable to the acquisition or holding of debt obligations and any interest or penalties with respect thereto), duty, charge, stamp tax, fee, deduction or withholding in respect of this Agreement, any LIBOR Portion or Fixed Rate Swing Loan or any Note to the extent it evidences such a Portion or Loan, except such taxes as may be measured by the overall net income or gross receipts of such Lender or its lending branches and imposed by any jurisdiction, or any political subdivision or taxing authority thereof, in which such Lender transacts business;

                 (iii) change the basis of taxation of payments of principal and interest due from any Borrower to such Lender hereunder or under any Note to the extent it evidences any LIBOR Portion or Fixed Rate Swing Loan (other than by a change in taxation of the overall net income or gross receipts of such Lender or its lending branches); or

                  (iv) impose on such Lender any penalty with respect to the foregoing or any other condition regarding this Agreement, any LIBOR Portion or Fixed Rate Swing Loan, or its disbursement, or any Note to the extent it evidences any LIBOR Portion or Fixed Rate Swing Loan;

and such Lender shall determine in good faith that the result of any of the foregoing is to increase the actual cost (whether by incurring a cost or adding to a cost) to such Lender of creating or maintaining any LIBOR Portion or Fixed Rate Swing Loan hereunder or to reduce the amount of principal or interest received or receivable by such Lender (without benefit of, or credit for, any prorations, exemption, credits or other offsets available under any such laws, treaties, regulations, guidelines or interpretations thereof), then the Borrowers shall pay within 15 days of demand to the Agent for the account of such Lender from time to time as specified by such Lender such additional amounts as such Lender shall reasonably determine are sufficient to compensate and indemnify it for such increased cost or reduced amount. If a Lender makes such a claim for compensation, it shall provide to any Borrower (with a copy to the Agent) a certificate setting forth the computation of the increased cost or reduced amount as a result of any event mentioned herein in reasonable detail and such certificate shall constitute prima facie evidence of such cost or amount, if reasonably determined.

         SECTION 2.8. CHANGE IN CAPITAL ADEQUACY REQUIREMENTS. If any Lender shall determine that the adoption after the date hereof of any generally applicable law, rule or regulation regarding capital adequacy, or any change in any existing law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender (or any of its branches) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital caused directly by such Lender's obligations hereunder or for the credit which is the subject matter hereof to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to liquidity and capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within fifteen (15) days after demand by such Lender, the Borrowers shall pay to the Agent for the account of such Lender such additional amount or amounts reasonably determined by such Lender as will compensate such Lender for such reduction. If a Lender makes such a claim for compensation, it shall provide to any Borrower (with a copy to the Agent) a certificate setting forth the computation of the amount demanded in reasonable detail and the amount reflected in such certificate, shall, if reasonably determined, constitute prima facie evidence.

         SECTION 2.9. FUNDING INDEMNITY. In the event any Lender shall incur any loss, cost or expense (including, without limitation, any loss (including loss of profit), cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired or contracted to be acquired by such Lender to fund or maintain its part of any LIBOR Portion or Fixed Rate Swing Loan or the relending or reinvesting of such deposits or other funds or amounts paid or prepaid to such Lender) as a result of:

                   (i) any payment of a LIBOR Portion or Fixed Rate Swing Loan on a date other than the last day of the then applicable Interest Period for any reason, whether before or after default, and whether or not such payment is required by any provisions of this Agreement; or

                  (ii) any failure by any Borrower to create, borrow, continue or effect by conversiono, or prepay, a LIBOR Portion or borrow any Fixed Rate Swing Loan, in each case on the date specified in a notice given pursuant to this Agreement;

then, upon the demand of such Lender, the Borrowers shall pay to the Agent for the account of such Lender such amount as will reimburse such Lender for such loss, cost or expense. If a Lender requests such a reimbursement, it shall provide to any Borrower (with a copy to the Agent) a certificate setting forth the computation of the loss, cost or expense giving rise to the request for reimbursement in reasonable detail and such certificate shall constitute prima facie evidence of such loss, cost or expense, if reasonably determined.

        SECTION 2.10. LENDING BRANCH. Each Lender may, at its option, elect to make, fund or maintain its pro rata share of the Loans hereunder at the branches or offices specified on the signature pages hereof or on any Assignment Agreement executed and delivered pursuant to Section 11.10 hereof or at such of its branches or offices as such Lender may from time to time elect; PROVIDED, that if a Lender at its option (not when required by this Agreement) designates an alternative lending office or branch as described above, to the extent such designation would at the time of such redesignation require the Borrowers to pay any amounts pursuant to Section 1.4(e), 2.7, 2.8 or 11.1 hereof in excess of that for which the Borrowers would have already been liable had such alternative office or branch not been used, the Borrowers shall not be liable for such increased amounts. To the extent reasonably possible, a Lender will use reasonable commercial efforts available to it to mitigate or avoid any obligation by the Borrowers to pay any amount pursuant to Section 1.4(e), 2.7 or
2.8 hereof or the occurrence of any circumstances of the nature described in
Section 2.6 hereof, including without limitation the designation of an alternate branch or funding office with respect to its pro rata share of the LIBOR Portions to reduce any liability of the Borrowers to such Lender under Section
2.7 or Section 2.8 hereof or to avoid the unavailability of an interest rate option under Section 2.6 hereof, so long as such efforts are neither impractical nor otherwise disadvantageous to the Lender.

        SECTION 2.11. DISCRETION OF LENDERS AS TO MANNER OF FUNDING. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Notes in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder (including, without limitation, determinations under Sections 2.6, 2.7 and 2.9 hereof) shall be made as if each Lender had actually funded and maintained each LIBOR Portion during each Interest Period applicable thereto through the purchase of deposits in the relevant market in the amount of its pro rata share of such LIBOR Portion, having a maturity corresponding to such Interest Period, and bearing an interest rate equal to the LIBOR for such Interest Period.

        SECTION 2.12. REPLACEMENT OF AFFECTED LENDERS. At any time any Lender is an Affected Lender, the Borrowers may replace such Lender as a party to this Agreement with one or more other bank(s) or financial institution(s) acceptable to the Agent (which acceptance shall not be unreasonably withheld), such bank(s) or financial institution(s) to have Commitments which total the Affected Lender's Commitment and are otherwise in such amounts as shall satisfy Section
11.10 hereof (and upon notice from the Borrowers such Affected Lender shall assign pursuant to an Assignment Agreement, and without recourse or warranty, its Commitments, its Loans, its Notes, and all of its other rights and obligations hereunder to such replacement bank(s) or other financial institution(s) for a purchase price equal to the sum of the principal amount of the Loans so assigned, all accrued and unpaid interest thereon and such Affected Lender's ratable share of all accrued and unpaid commitment and letter of credit fees and all other Obligations owed to the Affected Lender, but in any event without any payment of any amounts otherwise payable under Section 2.9 hereof as a result of such Lender receiving payment of any LIBOR Portion prior to the end of an Interest Period therefor). Any such assumption and purchase shall be made in accordance with the provisions of Section 11.10 hereof relating to assignments of Loans and Commitments.

SECTION 3.           FEES, PREPAYMENTS, TERMINATIONS, AND APPLICATIONS.

         SECTION 3.1.    FEES.

         (a) COMMITMENT FEE. For the period from and including the date hereof to but not including the Revolving Credit Termination Date, the Borrowers shall pay to the Agent for the ratable benefit of the Lenders in accordance with their Percentages, a commitment fee at the Applicable Margin (computed on the basis of a year of 360 days for the actual number of days elapsed) on the average daily unused portion of the Revolving Credit Commitments. Such commitment fee shall be payable quarterly in arrears on the last day of each March, June, September and December in each year (commencing June 30, 1999) and on the Revolving Credit Termination Date.

         (b) LETTER OF CREDIT FEES. On the date of issuance or extension, increase in the amount, of each Letter of Credit, the Borrowers shall pay to the Agent for its own account an issuance fee equal to .125% of the face amount (or the increase in the face amount of) such Letter of Credit. Quarterly in arrears, on the last day of each March, June, September and December in each year (commencing June 30, 1999), the Borrowers shall pay to the Agent for the ratable benefit of the Lenders, a letter of credit fee at the Applicable Margin for a LIBOR Portion (computed on the basis of a year of 360 days for the actual number of days elapsed) on the average daily face amount of Letters of Credit outstanding during the immediately preceding three (3) months. In addition to the letter of credit fee called for above, the Borrowers further agree to pay to the Agent for its own account such processing and transaction fees and charges as the Agent from time to time customarily imposes in connection with any amendment, cancellation, negotiation and/or payment of letters of credit and drafts drawn thereunder.

         SECTION 3.2. VOLUNTARY PREPAYMENTS. Each Borrower shall have the privilege of prepaying the Revolving Credit Notes, Term Notes or Swing Line Note in whole or in part (provided if such prepayment of any Class of Notes is in part, then such prepayment of such class of Notes shall aggregate not less than $500,000 in the case of the Revolving Credit Notes or Term Notes and not less than $50,000 in the case of the Swing Line Note) at any Business Day upon written notice to the Agent not later than 11:00 a.m. (Chicago time) on such day, the Agent to promptly so notify the Lenders, by paying to the Agent for the account of the Lenders the principal amount to be prepaid and (i) if such a prepayment prepays any Class of Notes in full accrued interest thereon to the date of prepayment, (ii) in the case of the Revolving Credit Notes, if such prepayment is accompanied by the termination in whole of the Revolving Credit Commitments, accrued commitment fees to the date of prepayment and (iii) any amounts due to the Lenders under Section 2.9 hereof. Voluntary prepayments of the principal amount of the Term Loans shall be applied to the several installment maturities on the Term Notes in the inverse order of their respective maturities.

         SECTION 3.3.    MANDATORY PREPAYMENTS.

          (a) COMMITMENT REDUCTIONS. The Borrowers covenant and agree that if at any time the sum of the then unpaid principal balance of the Revolving Credit Notes, the Swing Line Note and the L/C Obligations shall be in excess of the Revolving Credit Commitments, the Borrowers shall immediately and without notice or demand pay over the amount of the excess to the Agent for the account of the Lenders as and for a mandatory prepayment on such Obligations, with each such prepayment first to be applied to the Revolving Credit Notes and Swing Line Notes until payment in full thereof with any remaining balance to be held by the Agent as collateral security for the L/C Obligations.

          (b) EXCESS CASH FLOW. No later than forty-five (45) days after the close of each fiscal year of the Public Hub Company, the Borrowers shall pay over to the Agent for the ratable benefit of the Lenders, as and for a mandatory prepayment on the Term Notes, an amount equal to 50% of Excess Cash Flow for the then most recently completed fiscal year. Notwithstanding anything contained herein to the contrary, if the Cash Flow Leverage Ratio is less than 2.5 to 1.00 for any two consecutive fiscal quarters of the Public Hub Company, no further prepayment shall at any time thereafter be required under this Section 3.3(b).

          (c) EQUITY OFFERING. Within five (5) Business Days of receipt by or for any Borrower of proceeds in excess of $1,000,000 from any public offering or private placement of any capital stock or other equity securities of any Borrower (other than proceeds from (A) any sale of capital stock of a Borrower pursuant to an employee stock ownership plan or (B) any sale of capital stock of a Borrower, or any options to acquire any such stock, to officers, directors or key employees of such Borrower or any of its Subsidiaries as reasonable compensation for services rendered or (C) any exercise by such officers or directors of such options or (D) any issuance of capital stock or other equity interests to any Borrower or any Wholly-Owned Subsidiary), such Borrower shall make a mandatory prepayment on the Term Loans in an amount equal to 50% of the Net Cash Proceeds of such issuance.

          (d) ASSET SALES. If any Borrower or Subsidiary shall at any time or from time to time make or agree to make a Disposition or shall suffer an Event of Loss resulting in Net Cash Proceeds in excess of $1,000,000 on a cumulative basis during any calendar year, then (x) any Borrower shall promptly notify the Agent of such proposed Disposition or Event of Loss (including the amount of the estimated Net Cash Proceeds to be received by any Borrower or Subsidiary in respect thereof) and (y) no later than one (1) calendar year after receipt by any Borrower or Subsidiary of the Net Cash Proceeds of such Disposition or Event of Loss (or, if earlier, the determination by such Borrower or Subsidiary, as the case may be, not to replace or rebuild, the Property disposed of, lost or condemned, as the case may be, or to purchase with such Net Cash Proceeds other Property beneficial to the conduct of the Borrowers' businesses in the ordinary course), the Borrowers will prepay the Term Notes in an amount equal to 100% of such Net Cash Proceeds (less any amounts theretofore applied to such repair, replacement or acquisition) and will deliver to the Agent, concurrently with such prepayment, a certificate signed by the President or Chief Financial Officer of the Public Hub Company setting forth the calculation of such Net Cash Proceeds.

          (e) APPLICATION. Each such prepayment required on the Term Notes by this Section 3.3 shall be applied to the several installment maturities due on the Term Notes in the inverse order of their respective maturities.

         SECTION 3.4. REDUCTION AND TERMINATION OF COMMITMENTS. (a) VOLUNTARY. The Borrowers shall have the privilege from time to time upon not less than five
(5) Business Day's prior notice to the Agent (which shall promptly notify the Lenders) to ratably reduce the Revolving Credit Commitments in whole or in part (but in part then in a minimum amount of $1,000,000 or such greater amount which is an integral multiple of $100,000), provided that the Revolving Credit Commitments may not be reduced to the extent that after giving effect to such reduction, the aggregate principal amount of the Revolving Credit Loans, Swing Loans and L/C Obligations then outstanding would exceed the Revolving Credit Commitments. Any reduction of the Revolving Credit Commitments to a level below the L/C Commitment shall effect a concurrent reduction in the L/C Commitments so as to equal the total Revolving Credit Commitments after giving effect to such reduction. Each reduction of the Revolving Credit Commitments shall concurrently reduce the Swing Line Commitment by the same percentage as such reduction in the Revolving Credit Commitments. Any termination of the Revolving Credit Commitments pursuant to this Section may not be reinstated.

         (b) GENERALLY. All reductions in the Commitments (whether voluntary or mandatory) shall decrease the Commitments of the Lenders pro rata in accordance with their Percentages.

         SECTION 3.5. PLACE AND APPLICATION OF PAYMENTS. All payments of principal, interest, fees and other amounts shall be made to the Agent at its office located at 111 West Monroe Street, Chicago, Illinois (or at such other place as the Agent may specify) in immediately available and freely transferable funds at the place of payment. All such payments shall be made without setoff or counterclaim and without reduction for, and free from, any and all present or future taxes (except for income or franchise taxes as set forth in Section 11.1(a) hereof), levies, imposts, duties, fees, charges, deductions, withholdings, restrictions or conditions of any nature imposed by any government or political subdivision or taxing authority thereof. Payments received by the Agent after 11:00 a.m. (Chicago time) (or 12:00 noon (Chicago time) in the case of payments on the Swing Loans) shall be deemed received as of the opening of business on the next Business Day. Except as herein provided, all payments shall be received by the Agent for the ratable account of the Lenders, and shall be promptly distributed by the Agent ratably to the Lenders in accordance with their Percentages. Payments under Sections 2.7 and 2.9 hereof may be made by the Borrowers directly to the relevant Lender and payments of principal, interest and fees with respect to the Swing Line Notes and Swing Line Commitment shall be retained by Harris for its own account (subject to the participations hereunder of the Lenders in such Loans). Unless the applicable Borrower otherwise directs, payments on any Note shall be deemed first applied to the Domestic Rate Portion of such Note until payment in full thereof, with any balance applied to the LIBOR Portions of such Note in the order in which their Interest Periods expire. All prepayments of the Term Loans (whether voluntary or required) shall be applied to the several installment maturities due on the Term Notes in the inverse order of their respective maturities. No amounts paid or prepaid on the Term Notes may be reborrowed. All payments on the Loans (whether voluntary or required) shall be accompanied by any amount due the Lenders under Section 2.9 hereof, but no acceptance of such a payment without requiring payment of amounts due under Section 2.9 shall preclude a later demand by the Lenders for any amount due them under Section 2.9 in respect of such payment.

         Anything contained herein to the contrary notwithstanding, all payments and collections received in respect of the Loans and other Obligations or the Hedging Liability by the Agent or any of the Lenders after the occurrence and during the continuance of an Event of Default shall be remitted to the Agent and distributed as follows:

                   (a) first, to the payment of any outstanding reasonable costs and expenses incurred by the Agent in protecting, preserving or enforcing rights under this Agreement or any of the other Loan Documents, and in any event including all reasonable costs and expenses of a character which the Borrowers have agreed to pay under Section
         11.5 hereof (such funds to be retained by the Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments theretofore made to the Agent);

                   (b) second, to the payment of any outstanding interest or other fees or indemnification amounts due under this Agreement or any of the other Loan Documents other than for principal of the Loans and L/C Obligations, pro rata as among the Agent and the Lenders in accord with the amount of such interest and other fees or Obligations owing each;

                   (c) third, to the payment of the principal of the Swing
                       Loans;

                   (d) fourth, to the payment (or cash collateralization) of the principal of the other Loans, L/C Obligations and Hedging Liability, pro rata as among the Lenders (and in the case of Hedging Liability, their Affiliates) in accord with the respective amounts thereof owing (whether or not then due) to the Lenders and such Affiliates; and

                   (e) fifth, to the Borrowers or to whoever the Agent reasonably determines to be lawfully entitled thereto.

In the event that the amount of any Hedging Liability or L/C Obligations are not fixed and determined at the time any such payments or collections are received which are to be allocated thereto, the payments or collections so allocated shall be held by the Agent as collateral security until such Hedging Liability or L/C Obligations, as the case may be, are fixed and determined and then the same shall be applied to such Hedging Liability or L/C Obligations.

         SECTION 3.6. NOTATIONS. Loans made against a Note, the status of all amounts evidenced by a Note as constituting part of the Domestic Rate Portion or a LIBOR Portion or Fixed Rate Swing Loan, and, in the case of each LIBOR Portion or Fixed Rate Swing Loan, the rate of interest and Interest Period applicable to such Portion shall be recorded by the relevant Lender on its books and records or, at its option in any instance, endorsed on a schedule to the relevant Note and the unpaid principal balance and status, rates and Interest Periods so recorded or endorsed by such Lender shall be prima facie evidence in any court or other proceeding brought to enforce such Note of the principal amount remaining unpaid thereon, the status of the Loan or Loans evidenced thereby and the interest rates and Interest Periods applicable thereto; provided that the failure of a Lender to record any of the foregoing shall not limit or otherwise affect the unconditionally and absolutely joint or several obligation of the Borrowers to repay the principal amount of each Note together with accrued interest thereon. Prior to any Lender's negotiation of any Note, such Lender shall record on a schedule thereto the status of all amounts evidenced thereby as constituting part of the applicable Domestic Rate Portion or a LIBOR Portion or Fixed Rate Swing Loan and, in the case of each LIBOR Portion or Fixed Rate Swing Loan, the rate of interest and the Interest Period applicable thereto.

SECTION 4.           DEFINITIONS; INTERPRETATION.

         SECTION 4.1. DEFINITIONS. The following terms when used herein shall have the following meanings:

         "ADJUSTED LIBOR" means a rate per annum determined by the Agent in accordance with the following formula:
                                                               LIBOR
                           Adjusted LIBOR   =        -----------------------
                                                     100%-Reserve Percentage

"RESERVE PERCENTAGE" means, for the purpose of computing Adjusted LIBOR, the maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental or other special reserves) imposed by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D on Eurocurrency liabilities (as such term is defined in Regulation
D) for the applicable Interest Period as of the first day of such Interest Period, but subject to any amendments to such reserve requirement by such Board or its successor, and taking into account any transitional adjustments thereto becoming effective during such Interest Period. For purposes of this definition, LIBOR Portions shall be deemed to be Eurocurrency liabilities as defined in Regulation D without benefit of or credit for prorations, exemptions or offsets under Regulation D. "LIBOR" means, for each Interest Period, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) at which deposits in U.S. Dollars in immediately available funds are offered to the Agent at 11:00 a.m. (London, England time) 2 Business Days before the beginning of such Interest Period by 3 or more major banks in the interbank eurodollar market selected by the Agent for a period equal to such Interest Period and in an amount equal or comparable to the applicable LIBOR Portion scheduled to be outstanding from the Agent during such Interest Period. "LIBOR INDEX RATE" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period which appears on the Telerate Page 3750 as of 11:00 a.m. (London, England time) on the date 2 Business Days before the commencement of such Interest Period. "TELERATE PAGE 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Banker's Association Interest Settlement Rates for U.S. Dollar deposits). Each determination of LIBOR made by the Agent shall be conclusive and binding on the Borrowers and the Lenders absent manifest error.

         "AFFECTED LENDER" means any Lender which has given notice to a Borrower (which has not been rescinded) of (i) any obligation by the Borrowers to pay any amount pursuant to Section 1.4(e), 2.7, 2.8 or 11.1 hereof or (ii) the occurrence with respect to such Lender of any circumstances of the nature described in Section 2.6 hereof.

         "AFFILIATE" means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for the purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise.

         "AGENT" means Harris Trust and Savings Bank and any successor thereto appointed pursuant to Section 9.1 hereof.

         "AGREEMENT" means this Credit Agreement, as the same may be amended, modified or restated from time to time in accordance with the terms hereof.

         "APPLICABLE MARGIN" with respect to the Loans and the commitment fee, means the rate specified for such Obligation below, subject to quarterly adjustment as hereinafter provided:



                          Applicable
                          Margin For     Applicable Margin
                         Domestic Rate       For LIBOR
When Following Status     Portion of        Portions of      Applicable Margin  Applicable Margin
Exists For Any Margin  Revolving Credit   Revolving Credit   For Domestic Rate      For LIBOR
  Determination Date    Loans and Swing      Loans Is:        Portion of Term    Portions of Term
                         Loans Bearing                           Loan Is:            Loan Is:       Commitment Fee
                         Interest with                                                                    Is:
                         Reference to
                       Domestic Rate Is:

Level I Status                 0%                1.25%                0%              1.50%                .25%

Level II Status              .25%                1.75%              .50%              2.00%                .30%

Level III Status             .75%                2.25%             1.00%              2.50%                .40%

Level IV Status             1.00%                2.50%             1.25%              2.75%                .50%

PROVIDED, HOWEVER, that all of the foregoing is subject to the following:

                   (i) the initial Applicable Margin in effect through the first Determination Date (the first Determination Date to be the one determined with reference to the quarterly accounting period of the Public Hub Company ending December 31, 1999) shall be the Applicable Margin for Level IV Status;

                  (ii) on the date the Borrowers deliver a compliance certificate to the Agent for a given quarterly accounting period of the Public Hub Company (commencing with the date of the Agent's receipt of the compliance certificate required to be delivered for the quarterly accounting period of the Public Hub Company ending December 31, 1999) (each such delivery date being herein referred to as a "DETERMINATION DATE"), the Borrowers shall determine to the Agent's reasonable satisfaction whether Level I Status, Level II Status, Level III Status or Level IV Status exists as of the close of the applicable quarterly accounting period, based upon the compliance certificate and financial statements delivered to the Agent under Section 7.5 hereof for such accounting period;

                 (iii) any change in the Applicable Margin shall be effective from the Determination Date for the relevant quarterly accounting period, with such new Applicable Margin to continue in effect until the next Determination Date in accordance with the foregoing. If the Borrowers have not delivered a compliance certificate by the deadline such compliance certificate is required to be delivered under Section
         7.5 hereof, until a compliance certificate is delivered before the next Determination Date, the Applicable Margin shall be the Applicable

         Margin for Level IV Status from such deadline to such next Determination Date. However, if the Borrowers subsequently deliver such compliance certificate before such next Determination Date, the Applicable Margin established by such late compliance certificate shall take effect from the date of such delivery until such next Determination Date in accordance with the foregoing; and

                  (iv) if and so long as any Default or any Event of Default by reason of noncompliance with Section 7.5(a) or 7.5(b) hereof has occurred and is continuing hereunder, notwithstanding anything herein to the contrary, the Applicable Margin shall be the Applicable Margin for Level IV Status.

         "APPLICATION" is defined in Section 1.3 hereof.

         "ASSIGNMENT AGREEMENTS" is defined in Section 11.10 hereof.

         "AUTHORIZED REPRESENTATIVE" means those persons shown on the list of officers provided by the Borrowers pursuant to Section 6.2(a) hereof or on any update of any such list provided by any Borrower to the Agent, or any further or different officer of any Borrower so named by any Authorized Representative of any Borrower in a written notice to the Agent.

         "BORROWERS" means Hub Chicago and Hub Holdings and the Public Hub Company, collectively, and, also, each individually, with all promises and covenants (including promises to pay) and representations and warranties of and by the Borrowers made in the Loan Documents or any other instruments or documents delivered pursuant thereto to be and constitute the joint and several promises, covenants, representations and warranties of and by each and all of such corporations.

         "BORROWING" means the total of Loans of a single type made to a given Borrower by all the Lenders (or in the case of a Swing Loan, by Harris) on a single date, and if such Loans are to be part of a LIBOR Portion or constitute a Fixed Rate Swing Loan, for a single Interest Period. Borrowings of Loans are made and maintained ratably from each of the Lenders according to their Percentages.

         "BRIDGE FINANCING" means an unsecured term loan made under the Bridge Loan Agreement by Harris to the Borrowers substantially concurrent herewith, and extensions or renewals thereof by Harris and any other then lenders party to the Bridge Loan Agreement, in the original principal sum of $40,000,000 maturing (absent acceleration or prepayment) no earlier than August 1, 1999 and on terms and conditions no more burdensome on the Borrowers in any material respect than those contained herein.

         "BRIDGE LOAN AGREEMENT" means that certain Credit Agreement dated as of April 30, 1999 among the Borrower, Harris, individually and as Agent, and the other lenders party thereto.

         "BUSINESS DAY" means any day other than a Saturday or Sunday on which the Agent is not authorized or required to close in Chicago, Illinois and, when used with respect to LIBOR Portions, a day on which the Agent is also dealing in United States Dollar deposits in London, England and Nassau, Bahamas.

         "CAPITAL EXPENDITURES" means for any period, the aggregate of all expenditures (whether paid in cash or accrued as a liability) by the Hub Group during that period which, in accordance with GAAP, are or should be included in "additions to property, plant or equipment" or similar items reflected in the statement of cash flows of the Hub Group.

         "CAPITAL LEASE" means any lease of Property which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.

         "CAPITALIZED LEASE OBLIGATION" means, as to any Person, the amount of the liability shown on the balance sheet of such Person in respect of a Capital Lease determined in accordance with GAAP.

         "CASH FLOW LEVERAGE RATIO" means, as of any date the same is to be determined, the ratio of (x) Total Funded Debt as of such date to (y) EBITDAM for the four consecutive fiscal quarters of the Public Hub Company ending on such date, or (if none so end) most recently completed prior to such date.

         "CASH MATURITIES" means for any period, the aggregate amount of payments required to be made by the Hub Group in cash during such period, with respect to principal on all Indebtedness for Borrowed Money (whether at maturity, as a result of mandatory sinking fund redemption, scheduled mandatory prepayment, acceleration or otherwise); PROVIDED, HOWEVER, Cash Maturities shall neither mean nor include (i) principal payments on the Bridge Financing, (ii) principal payments on the Revolving Credit and (iii) voluntary prepayments..

         "CHANGE OF CONTROL EVENT" means the occurrence of any one or more of the following:

               (i) (a) any Person or group of Persons (within the meaning of Section 13 or 14 of the Exchange Act, but excluding Phillip C. Yeager, the descendants of Phillip C. Yeager (whether natural or adopted), any spouse of any of the foregoing, any estate of any of the foregoing, any trust for the benefit of one or more of the foregoing and any Person, all of the outstanding equity securities of which are owned by any one or more of the foregoing (collectively, the "YEAGER FAMILY") and Senior Management) shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of the Voting Stock in the Public Hub Company having at least 35% of the ordinary voting power over the Public Hub Company and (b) the Yeager family and Senior Management, collectively, have beneficial ownership of a lesser percentage of the Voting Stock in the Public Hub company than such Person or group of Persons; or

                  (ii) during any period of twelve (12) consecutive months beginning after the date of this Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Public Hub Company (the "BOARD") and any new director (other than a director designated by a person who has entered into an agreement with the Public Hub Company to effect a merger, consolidation or transfer prohibited by Section 7.14 hereof) whose election or nomination for election was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason (other than death) to constitute a majority of the Board; or

                 (iii) either or both of Hub Chicago or Hub Holdings shall cease at any time and for any reason to be a Wholly-Owned Subsidiary of the Public Hub Company; or

                  (iv) all of the equity interests in any Hub Partnership shall cease at any time and for any reason, to be owned, both legally and beneficially, by Hub Chicago, Hub Holdings and Wholly-Owned Subsidiaries of Hub Chicago and Hub Holdings, all taken together (it being understood and agreed that no merger, consolidation or transfer permitted by Section 7.14, and no dissolution or liquidation permitted by Section 7.1 hereof, shall constitute a Change of Control Event); or

                   (v) any "Change of Control" (or words of like import), as defined in the indenture or other agreement governing the Senior Note Offering (or any refinancing thereof permitted by this Agreement), shall occur, the effect of which is to cause the acceleration of any issue of such indebtedness or to enable any holder of such indebtedness to cause Borrowers or Subsidiary to repurchase, redeem or retire any such indebtedness held by such holder prior to its express maturity.

         "CLASS OF NOTES" means the Revolving Credit Notes taken as a group or the Swing Line Note taken by itself or the Term Notes taken as a group.

         "CODE" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

         "COMMITMENTS" means and includes the Revolving Credit Commitment, the Swing Line Commitments and the Term Credit Commitments.

         "CONTROLLED GROUP" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Borrower, are treated as a single employer under Section 414 of the Code.

         "DEFAULT" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

         "DISPOSITION" means the sale, lease, conveyance, or other disposition of Property consisting of real estate, furniture, fixtures, equipment or other fixed assets, other than sales or other dispositions expressly permitted under Sections 7.14(a), (b), (c) or (d) hereof and any sale or other disposition between any of the Borrowers or Guarantors.

         "DIVIDEND NOTES" means the currently outstanding five-year maturity low-interest rate notes of the Hub Partnerships aggregating approximately $2,300,000 in principal amount as of the date hereof and evidencing the deferred portion of the approximately $24,200,000 dividend made in 1996 by the Hub Group.

         "DOMESTIC RATE" means, for any day, the greater of (i) the rate of interest announced by the Agent from time to time as its prime commercial rate, as in effect on such day (it being understood and agreed that such rate may not be the Agent's best or lowest rate); and (ii) the sum of (x) the rate determined by the Agent to be the average (rounded upwards, if necessary, to the next higher 1/100 of 1%) of the rates per annum quoted to the Agent at approximately 10:00 a.m. (Chicago time) (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business
Day) by two or more Federal funds brokers selected by the Agent for the sale to the Agent at face value of Federal funds in an amount equal or comparable to the principal amount owed to the Agent for which such rate is being determined, PLUS
(y) 1/2 of 1%.

         "DOMESTIC RATE PORTIONS" is defined in Section 2.1(a) hereof.

         "EBITDAM" means, with reference to any period, Net Income for such period plus all amounts deducted in arriving at such Net Income amount in respect of (i) Interest Expense for such period, plus (ii) taxes (including federal, state and local income taxes) for such period, plus (iii) all amounts properly charged for depreciation and amortization during such period on the books of the Hub Group, plus (iv) any deduction for Minority Interest during such period, plus (v) all other non-cash charges during such period on the books of the Hub Group in accordance with GAAP to the extent the aggregate amount of such other non-cash charges do not exceed $2,500,000 during any period of four consecutive fiscal quarters of the Public Hub Company (prorated appropriately downward (or upward) for any shorter (or longer) period).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto.

         "EXCHANGE ACT" means the Securities and Exchange Act of 1934, as amended.

         "EVENT OF DEFAULT" means any event or condition identified as such in
Section 9.1 hereof.

         "EVENT OF LOSS" means, with respect to any Property consisting of real estate, furniture, fixtures, equipment or other fixed assets, any of the following: (a) any loss, destruction or damage of such Property or (b) any condemnation, seizure, or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation of such Property or the requisition of the use of such Property.

         "EXCESS CASH FLOW" means, as of any date the same is to be computed, EBITDAM for the period consisting of the four consecutive fiscal quarters of the Public Hub Company ending on such date, or (if none so end) most recently completed prior to such date, LESS Interest Expense during such period, LESS payments in cash by the Hub Group in respect of taxes on or measured by net income during such period, LESS the aggregate amount of all Capital Expenditures during such period, LESS Cash Maturities during such period LESS net increases (if any) during such period (but in any event excluding any such increase which occurs prior to December 31, 1999) in Working Capital, LESS any payment in cash during such period on account of Minority Interest.

         "FIXED CHARGE COVERAGE RATIO" means, as of any date the same is to be determined, the ratio of (x) EBITDAM during the four consecutive fiscal quarters of the Public Hub Company ending on such date, or (if none so end) most recently completed prior to such date, PLUS (i) Rents during such period MINUS (ii) Capital Expenditures during such period MINUS (iii) Restricted Payments during such period to (y) the sum of (i) all Interest Expense during the same such period PLUS (ii) Cash Maturities during such period PLUS (iii) Rents during such period.

         "FIXED RATE SWING LOAN" means any Swing Loan bearing interest with reference to Harris' Quoted Rate.

         "FOREIGN PARTNERSHIP" means any partnership that is formed under the laws of any jurisdiction other than the United States (or any State thereof).

         "FOREIGN SUBSIDIARY" means any Subsidiary that is formed under the laws of any jurisdiction other than the United States (or any State thereof).

         "GAAP" means generally accepted accounting principles as in effect from time to time, as applied by the Public Hub Company on a basis consistent with the preparation of the Public Hub Company's most recent financial statements furnished to the Lenders pursuant to Section 6.5 hereof.

         "GUARANTEED LIABILITIES" is defined in Section 10.1 hereof.

         "GUARANTOR" is defined in Section 10.1 hereof.

         "GUARANTY AGREEMENT" means this Agreement as to Guarantors party hereto and otherwise, either (x) a letter to the Agent in the form of Exhibit C hereto executed by a Hub Partnership or Subsidiary in each case whereby it acknowledges it is party hereto as a Guarantor and liable for the Obligations under Section 10 hereof or (y) such other form with similar effect as shall be satisfactory to the Agent as to form and substance; PROVIDED, HOWEVER, that (i) Hub Partnerships in which less than 100% of the equity interest therein is owned by one or more of the Borrowers and (ii) Subsidiaries (other than Wholly-Owned Subsidiaries) may limit the right of recovery on their Guaranty Agreements.

         "HARRIS" is defined in Section 1.6(a) hereof.

         "HARRIS' QUOTED RATE" is defined in Section 1.6(e) hereof.

         "HEDGING ARRANGEMENTS" means interest rate swaps, interest rate caps, interest rate collars or other recognized interest rate hedging arrangements to hedge against interest rate risk on any or all of the Loans or the Senior Note Offering.

         "HEDGING LIABILITY" means the net liability of any one or more members of the Hub Group to any one or more of the Lenders party to this Agreement or their Affiliates in respect of any Hedging Arrangements as any one or more of the members of the Hub Group may from time to time enter into with any one or more of the Lenders party to this Agreement or their Affiliates. Unless and until the amount of the Hedging Liability is fixed and determined, the Hedging Liability shall be deemed to be the market value of the notional amount of the hedge from the date of computation to the date the hedge expires.

         "HUB CHICAGO" is defined in the introductory paragraph hereof.

         "HUB DISTRIBUTION" means Hub Group Distribution Services, an Illinois general partnership.

         "HUB GROUP" means the Borrowers, Subsidiaries and Hub Partnerships, collectively, and, also, each individually, with all promises and covenants (including promises to pay) and representations and warranties of and by the Hub Group made in the Loan Documents or any other instruments or documents delivered pursuant thereto to be and constitute the joint and several promises, covenants, representations and warranties of and by each and all of such Persons. The phrase "ANY MEMBER OF THE HUB GROUP" and derivatives thereof appearing in the Loan Documents shall be deemed a reference to any or all of the Persons comprising the Hub Group (as applicable), and without limiting the generality of the foregoing, the term "HUB GROUP" as used in the Loan Documents shall be deemed a reference to any one or more of such Persons whether or not such phrase or any derivative thereof is used in conjunction with such term.

         "HUB HOLDINGS" is defined in the introductory paragraph hereof.

         "HUB PARTNERSHIP" means each limited partnership, limited liability partnership or limited liability company in which Hub Chicago is a general partner (or equivalent member in the case of a limited liability company or partnership) engaged in the business of arranging for the movement of customers' freight by intermodal container or trailer or by truck. The parties hereto acknowledge and agree that by virtue of the foregoing definition, Hub Distribution is not a Hub Partnership.

         "INDEBTEDNESS FOR BORROWED MONEY" means for any Person (without duplication) (i) all indebtedness created, assumed or incurred in any manner by such Person representing money borrowed (including by the issuance of debt securities), (ii) all indebtedness for the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business), (iii) all indebtedness secured by any Lien upon Property of such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, (iv) all Capitalized Lease Obligations of such Person and
(v) all obligations of such Person on or with respect to letters of credit, bankers' acceptances and other extensions of credit whether or not representing obligations for borrowed money.

         "INTEREST EXPENSE" means, with reference to any period, the sum of all interest charges (including imputed interest charges with respect to Capitalized Lease Obligations and all amortization of debt discount and expense) of the Hub Group for such period determined in accordance with GAAP.

         "INTEREST PERIOD" means, (a) with respect to any Swing Loan, the period commencing on the date such Swing Loan is made and ending one to five, inclusive, days thereafter as selected by a Borrower in the notice provided herein and (b) with respect to any LIBOR Portion, the period commencing on, as the case may be, the creation, continuation or conversion date with respect to such LIBOR Portion and ending 1, 2, 3 or 6 months thereafter as selected by a Borrower in its notice as provided herein; PROVIDED that all of the foregoing provisions relating to Interest Periods are subject to the following:

                   (i) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day, unless in the case of an Interest Period for a LIBOR Portion the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (ii) no Interest Period may extend beyond the final maturity date of the relevant Note; and

                 (iii) the interest rate to be applicable to each LIBOR Portion or Swing Loan for each Interest Period shall apply from and including the first day of such Interest Period to but excluding the last day thereof.

For purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on a numerically corresponding day in the next calendar month, PROVIDED, HOWEVER, if an Interest Period begins on the last day of a month or if there is no numerically corresponding day in the month in which an Interest Period is to end, then such Interest Period shall end on the last Business Day of such month.

         "L/C COMMITMENT" means $15,000,000, as the same may be reduced pursuant to the terms hereto.

         "L/C OBLIGATIONS" means the undrawn face amount of any Letter of Credit and any outstanding obligation of the Borrowers to reimburse the Agent for drawings under any Letter of Credit pursuant to the Applications. For such purposes, the face amount undrawn on a Letter of Credit shall be deemed an amount equal to the maximum amount which has not yet been drawn but could be drawn thereunder under any circumstances and over any period of time.

         "LENDER" means Harris Trust and Savings Bank, the other signatories hereto (other than any member of the Hub Group) and all other lenders becoming parties hereto pursuant to Section 11.10 hereof.

         "LETTER OF CREDIT" is defined in Section 1.3 hereof.

         "LEVEL I STATUS" means, for any Determination Date, that as of the close of the most recently completed fiscal quarter of the Public Hub Company with reference to which such Determination Date was set, the Cash Flow Leverage Ratio is less than 2.00 to 1.

         "LEVEL II STATUS" means, for any Determination Date, that as of the close of the most recently completed fiscal quarter of the Public Hub Company with reference to which such Determination Date was set, the Cash Flow Leverage Ratio is greater than or equal to 2.00 to 1 but less than 3.00 to 1.

         "LEVEL III STATUS" means, for any Determination Date, that as of the close of the most recently completed fiscal quarter of the Public Hub Company with reference to which such Determination Date was set, the Cash Flow Leverage Ratio is greater than or equal to 3.00 to 1 but less than 3.50 to 1.

         "LEVEL IV STATUS" means, for any Determination Date, that as of the close of the most recently completed fiscal quarter of the Public Hub Company with reference to which such Determination Date was set, the Cash Flow Leverage Ratio is greater than or equal to 3.50 to 1.

         "LIBOR PORTIONS"  is defined in Section 2.1(a) hereof.

         "LIEN" means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.

         "LOAN" means and includes Revolving Credit Loans, Term Loans and Swing Loans and each of them singly, and the term "TYPE" of Loan refers to its status as a Revolving Credit Loan, Term Loan or Swing Loan.

         "LOAN DOCUMENTS" means this Agreement, the Notes, the Applications, the Guaranty Agreements and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith.

         "MINORITY INTEREST" means and includes (i) the percentage of each Hub Partnership's (other than Hub Partnerships wholly-owned by the Public Hub Company or Hub Holdings) income before taxes allocable to the limited partners of such Hub Partnership and (ii) the percentage of Hub Distribution's income before taxes allocable to the partners of Hub Distribution (other than the Public Hub Company and Hub Chicago).

         "NET CASH PROCEEDS" means, as applicable, (a) with respect to any Disposition by a Person, cash and cash equivalent proceeds received by or for such Person's account, net of (i) reasonable direct costs relating to such Disposition, (ii) sale, use, or other transactional taxes paid or payable by such Person as a direct result of such Disposition, and (iii) amounts required to be applied to repay principal of, premium, if any, and interest on any Indebtedness for Borrowed Money secured by a Lien on the Property (or portion thereof) sold or otherwise disposed of (other than the Obligations hereunder) which is required to be and is repaid in connection with such Disposition; (b) with respect to any Event of Loss of a Person, cash and cash equivalent proceeds received by or for such Person's account (whether as a result of payments made under any applicable insurance policy therefor or in connection with condemnation proceedings or otherwise), net of (i) reasonable direct costs incurred in connection with the collection of such proceeds, awards or other payments, (ii) sale or other transactional taxes paid or payable by such Person as a direct result of such Event of Loss, and (iii) amounts required to be applied to repay principal of, premium, if any, and interest on any Indebtedness for Borrowed Money secured by a Lien on the Property (or portion thereof) so damaged or taken (other than the Obligations hereunder) which is required to be and is repaid in connection with such Event of Loss; and (c) with respect to any offering of equity securities of a Person or the issuance of any Indebtedness for Borrowed Money by a Person, cash and cash equivalent proceeds received by or for such Person's account, net of reasonable legal, underwriting, and other fees and expenses incurred as a direct result thereof.

         "NET INCOME" means, with reference to any period, the net income (or net loss) of the Hub Group for such period as computed on a consolidated basis in accordance with GAAP, and, without limiting the foregoing, after deduction from gross income of all expenses and reserves, including reserves for all taxes on or measured by income, but excluding any extraordinary profits and any extraordinary losses and also excluding any taxes on such profits and any tax credits on account of such losses.

         "NET WORTH" means, at any time the same is to be determined, the total shareholders' equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock, but excluding minority interest in Subsidiaries) which would appear on the balance sheet of the Hub Group determined on a consolidated basis in accordance with GAAP.

         "OBLIGATIONS" means all obligations of the Hub Group and any of them to pay principal and interest on the Loans, the L/C Obligations, all fees and charges payable hereunder, and all other payment obligations of each Borrower and Guarantor arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.

         "PAYMENT DEFAULT" means any default which continues beyond any grace period expressed in any Loan Document as applicable thereto, in the payment when due of (x) all or any part of the principal of or interest on any Note (whether at the stated maturity therefor at any other time provided for in this Agreement), or (y) any obligation to reimburse the Agent for a drawing paid by the Agent on any Letter of Credit, or (z) of any fee or other Obligation payable hereunder or under any other Loan Document.

         "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.

         "PERCENTAGE" means, for each Lender, the percentage of the sum of the aggregate Revolving Credit Commitments then in effect (after giving effect to any voluntary or mandatory reductions thereof) and aggregate Term Credit Commitments, represented by such Lender's Revolving Credit Commitment and Term Credit Commitment or, if the Revolving Credit Commitments have been terminated, the percentage held by such Lender (including through participation interests in L/C Obligations and Swing Loans) of the aggregate principal amount of all outstanding Revolving Credit Loans, Term Loans and L/C Obligations.

         "PERSON" means an individual, partnership, corporation, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

         "PLAN" means any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that either (i) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group or (ii) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

         "PORTION" is defined in Section 2.1(a) hereof.

         "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "PUBLIC HUB COMPANY" is defined in the introductory paragraph hereof.

         "RENTS" means, as of any date of determination, the aggregate amount of payments required to be made by the Borrowers during such period in respect of leases or similar arrangements (including without limitation all payments required under operating and capital leases) under which any Borrower or Subsidiary is liable as lessee; PROVIDED, HOWEVER, that Rents shall neither mean nor include payments made on leases of, or similar arrangements for use of, transportable containers included by the Hub Group in its cost of goods sold in accordance with GAAP.

          "REQUIRED LENDERS" means, as of the date of determinations thereof, any three (3) or more Lenders holding at least 55% of the Commitments or, in the event that no Commitments are outstanding hereunder, holding at least 55% in aggregate principal amount of the Revolving Credit Loans, Term Loans, Swing Loans and L/C Obligations outstanding hereunder.

         "RESTRICTED PAYMENTS" means (without duplication) (i) Restricted Payments by the Public Hub Company (as defined in Section 7.16 hereof) and (ii) any payment or other distribution by the Hub Group directly or indirectly to purchase, redeem or otherwise acquire or retire, or otherwise made on account of, the interest of any partner or member (other than any Borrower) in any Hub Partnership.

         "REVOLVING CREDIT" is defined in the introductory paragraph hereto.

         "REVOLVING CREDIT COMMITMENTS" means the commitments of the Lenders to make loans under the Revolving Credit in the amounts set forth opposite their signatures hereto under the heading "REVOLVING CREDIT COMMITMENT" and opposite their signatures on Assignment Agreements delivered pursuant to Section 11.10 hereof under the heading "REVOLVING CREDIT COMMITMENT", as such amounts may be reduced pursuant hereto.

         "REVOLVING CREDIT LOAN" is defined in Section 1.2 hereof.

         "REVOLVING CREDIT NOTE" is defined in Section 1.2 hereof.

         "REVOLVING CREDIT TERMINATION DATE" means April 30, 2004, or such earlier date on which the Revolving Credit Commitment is terminated in whole pursuant to Sections 3.4, 8.2 or 8.3 hereof.

         "SEC" means the federal Securities and Exchange Commission, and any successor thereto.

         "SENIOR MANAGEMENT" shall mean the president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice president of the Public Hub Company in charge of a principal business unit, division or function (such as sales, administration or finance) and any other officer who performs a policy-making function for the Public Hub Company.

         "SENIOR NOTE OFFERING" means an issuance by the Public Hub Company of up to $50,000,000 in aggregate principal amount of notes to institutional investors if and so long as the indebtedness represented thereby remains on the terms set forth in Schedule 7.11(g) hereto or (except to the extent approved in writing by the Agent and Required Lenders) terms and conditions no more burdensome in any material respect on any member of the Hub Group than those set forth in such Schedule.

         "SUBSIDIARY" means any corporation or other Person more than 50% of the outstanding ordinary voting shares or other equity interests of which is at the time directly or indirectly owned by the Public Hub Company, by one or more of its Subsidiaries, or by the Public Hub Company and one or more of its Subsidiaries.

          "SWING LINE COMMITMENT" means the commitment of Harris to make Swing Loans in the amount set forth opposite its signature hereto under the heading "Swing Line Commitment".

         "SWING LOANS" has the meaning ascribed to that term in Section 1.6 hereof.

         "TERM CREDIT COMMITMENTS" means the commitment of the Lenders to make loans under the Term Credit in the amounts set forth opposite their signatures hereto under the heading "TERM CREDIT COMMITMENT" and opposite their signatures on Assignment Agreements delivered pursuant to Section 11.10 hereof under the heading "TERM CREDIT COMMITMENT".

         "TERM LOAN" has the meaning ascribed to that term in Section 1.3 hereof.

         "TERM NOTE" is defined in Section 1.3 hereof.

         "TOTAL FUNDED DEBT" means, at any time the same is to be determined, the aggregate of all Indebtedness for Borrowed Money of the Hub Group at such time, PLUS (without duplication) all Indebtedness for Borrowed Money of any other Person which is directly or indirectly guarantied by any member of the Hub

Group or which any member of the Hub Group has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which any member of the Hub Group has otherwise assured a creditor against loss. In any determination of Total Funded Debt, in the event the holder's right of recovery on any guaranty or similar obligation owed to such holder is limited in writing, the holder's right of recovery on, the Total Funded Debt attributable to such guaranty or other instrument shall be the amount to which liability thereon has been so limited.

         "UNFUNDED VESTED LIABILITIES" means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

         "VOTING STOCK" of any Person means capital stock or other equity interest of any class or classes (however designated) having ordinary voting power for the election of directors or equivalent managers of such Person, other than stock having such power only by reason of the happening of a contingency.

         "WELFARE PLAN" means a "welfare plan" as defined in Section 3(1) of ERISA.

         "WHOLLY-OWNED SUBSIDIARY" means a Subsidiary of which all of the issued and outstanding shares of capital stock (other than directors' qualifying shares as required by law) or other equity interests are owned by the Public Hub Company and/or one or more Wholly-Owned Subsidiaries within the meaning of this definition.

          "WORKING CAPITAL" means, at any time the same is to be determined, the excess, if any, of current assets of the Hub Group minus current liabilities of the Hub Group, all as determined on a consolidated basis in accordance with GAAP.

         "YEAR 2000 PROBLEM" means any significant risk that computer hardware, software, or equipment containing embedded microchips essential to the business or operations of the Borrower or any of its Subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as efficiently and reliably as in the case of times or time periods occurring before January 1, 2000, including the making of accurate leap year calculations.

         SECTION 4.2. INTERPRETATION. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words "HEREOF", "HEREIN", and "HEREUNDER" and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references to time of day herein are references to Chicago, Illinois time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement; PROVIDED, HOWEVER, that if any change in

GAAP would affect (or would result in a change in the method of calculation of) any of the covenants set forth in Section 7 or any definition related thereto, then the Borrowers, the Agent and the Lenders will negotiate in good faith to amend in accordance with the terms of this Agreement all such covenants and definitions as would be affected by such change in GAAP to the extent necessary to maintain the economic terms of such covenants as in effect under this Agreement immediately prior to giving effect to such changes in GAAP; PROVIDED FURTHER, HOWEVER, that until the amendment of such covenants and definitions shall have been agreed upon by the Borrowers and the Required Lenders, the covenants and definitions in effect immediately prior to such amendment shall remain in effect and any determination of compliance with any such covenant shall be construed in accordance with GAAP as in effect immediately prior to such change in GAAP and consistently applied.

SECTION 5.           REPRESENTATIONS AND WARRANTIES.

         The Borrowers and Guarantors jointly and severally represent and warrant to the Agent and Lenders as follows:

         SECTION 5.1. ORGANIZATION AND QUALIFICATION. Each Borrower is duly organized, validly existing and in good standing as a corporation under the laws of the state of its incorporation, has full and adequate corporate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except where the failure to be so licensed or qualified would not be reasonably likely to have a material adverse effect on the financial condition, Properties, business or operations of the Public Hub Company or the Hub Group taken as a whole.

         SECTION 5.2. CORPORATE AUTHORITY AND VALIDITY OF OBLIGATIONS. Each Borrower has full right and authority to enter into this Agreement and the other Loan Documents to perform all of its obligations hereunder and under the other Loan Documents and in the case of each Borrower, to make the borrowings herein provided for and to issue its Notes in evidence thereof. The Loan Documents delivered by each Borrower have been duly authorized, executed and delivered by such Borrower and constitute valid and binding obligations of such Borrower enforceable in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Agreement and the other Loan Documents do not, nor does the performance or observance by each Borrower of any of the matters and things herein or therein provided for, contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon any Borrower or any provision of the charter, articles of incorporation or by-laws of any Borrower or any material covenant, indenture or agreement of or affecting any Borrower or any of its Properties, or result in the creation or imposition of any Lien on any Property of either Borrower.

         SECTION 5.3. HUB GROUP. Each Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, as the case may be, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except where the failure to be so licensed or qualified would not be reasonably likely to have a material adverse effect on the financial condition, Properties, business or operations of the Public Hub Company or the Hub Group taken as a whole. The Hub Partnerships and Subsidiaries (if any) listed on Schedule 5.3 hereto (as updated from time to time pursuant to Sections 7.13(g) and 7.24 hereof) are the only Affiliates of the Borrowers engaged in the business of arranging for the movement of customers' freight by intermodal container or trailer or by truck. Schedule 5.3 hereto (as so updated) identifies under the appropriate subheading each Hub Partnership and each Subsidiary (if any), the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Public Hub Company, and, if such percentage is not 100% (excluding directors' qualifying shares as required by law), a description of each class of its authorized capital stock and other equity interests and the number of shares of each class issued and outstanding. All of the outstanding shares of capital stock and other equity interests of each Guarantor are validly issued and outstanding and all such shares and other equity interests indicated on Schedule
5.3 (as so updated) as owned by the Public Hub Company or any Guarantor, as the case may be, are so owned, beneficially and of record, by the Public Hub Company or such Guarantor in each case free and clear of all Liens. There are no outstanding commitments or other obligations of any Guarantor to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Guarantor. Each Guarantor has full right, power and authority to execute and deliver this Agreement or a Guaranty Agreement and any other Loan Documents executed by it and to perform each and all of the matters and things therein provided for. Each Loan Document delivered by each Guarantor has been duly authorized, executed and delivered by such Guarantor and constitutes a valid and binding obligation of such Guarantor enforceable in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law) and the Loan Documents executed by each Guarantor do not, nor does the performance or observance by any Guarantor of any of the matters or things therein provided for, contravene any provision of law or any provision of any charter, articles of incorporation, by-laws, partnership agreement or articles of organization, as the case may be, of any Guarantor or any material covenant, indenture or agreement of or affecting the Public Hub Company or any Guarantor or any of the Public Hub Company's or such Guarantor's Property, or result in the creation or imposition of any Lien on any of the Public Hub Company's or such Guarantor's Property.

         SECTION 5.4. USE OF PROCEEDS; MARGIN STOCK. The Borrowers shall use all proceeds of the Loans solely for (i) working capital purposes in the ordinary course of their respective business, (ii) to finance the acquisitions permitted by this Agreement, (iii) to finance Capital Expenditures and (iv) to purchase all outstanding limited partnership interests of each Hub Partnership. Not more than 25% of the total assets of the Public Hub Company or of any other member of the Hub Group consist of margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any Loan or any other extension of credit made hereunder will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

         SECTION 5.5. FINANCIAL REPORTS. The consolidated balance sheet of the Public Hub Company as at December 31, 1998, and the related consolidated statements of income, retained earnings and cash flows of the Public Hub Company for the fiscal year then ended, and accompanying notes thereto, which financial statements are accompanied by the audit report of Arthur Andersen LLP, independent public accountants, heretofore furnished to the Lenders, fairly present the consolidated financial condition of the Public Hub Company as at said dates and the consolidated results of their operations and cash flows for the periods then ended in conformity with GAAP applied on a consistent basis. Neither the Public Hub Company nor any other member of the Hub Group has contingent liabilities which are material to it other than as indicated on such financial statements or, with respect to future periods, on the financial statements furnished pursuant to Section 7.5 hereof.

         SECTION 5.6. NO MATERIAL ADVERSE CHANGE. Since December 31, 1998, except as disclosed in periodic SEC filings by the Public Hub Company, there has been no change in the condition (financial or otherwise) or business prospects of the Public Hub Company or the Hub Group, taken as a whole, except those occurring in the ordinary course of business, none of which individually or in the aggregate have been materially adverse.

         SECTION 5.7. FULL DISCLOSURE. The statements and information furnished to the Lenders in connection with the negotiation of this Agreement and the other Loan Documents and the commitment by the Lenders to provide all or part of the financing contemplated hereby do not, taken as a whole and other than financial projections or forecasts, contain any untrue statements of a material fact or omit a material fact necessary to make the material statements contained herein or therein not misleading, the Lenders acknowledging that as to any projections furnished to the Lenders, the Borrowers and Hub Partnerships only represent that the same were prepared on the basis of information and estimates the Borrowers believed to be reasonable.

         SECTION 5.8. GOOD TITLE. The members of the Hub Group each have good title to their assets as reflected on the most recent consolidated balance sheet of the Public Hub Company furnished to the Lenders (except for sales of assets by the Hub Group in the ordinary course of business), subject to no Liens other than such thereof as are permitted by Section 7.12 hereof.

         SECTION 5.9. LITIGATION AND OTHER CONTROVERSIES. Except as disclosed in periodic SEC filings by the Public Hub Company, there is no litigation or governmental proceeding or labor controversy pending, nor to the knowledge of the Public Hub Company threatened, against the Public Hub Company or any other member of the Hub Group which if adversely determined would (a) impair the validity or enforceability of, or impair the ability of any member of the Hub Group to perform its obligations under, this Agreement or any other Loan Document or (b) result in any material adverse change in the financial condition, Properties, business or operations of the Public Hub Company or the Hub Group taken as a whole.

        SECTION 5.10. TAXES. All tax returns with respect to any income tax or other material tax required to be filed by the Public Hub Company or any other member of the Hub Group in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Public Hub Company or any other member of the Hub Group or upon any of their respective Properties, income or franchises, which are shown to be due and payable in such returns, have been paid. The Borrowers do not know of any proposed additional tax assessment against any member of the Hub Group for which adequate provision in accordance with GAAP has not been made on its accounts. Adequate provisions in accordance with GAAP for taxes on the books of the Public Hub Company and each other member of the Hub Group have been made for all open years, and for its current fiscal period.

        SECTION 5.11. APPROVALs. No authorization, consent, license, or exemption from, or filing or registration with, any court or governmental department, agency or instrumentality, nor any approval or consent of the stockholders of any Borrower or any other Person, is or will be necessary to the valid execution, delivery or performance by any Borrower of this Agreement or any other Loan Document.

        SECTION 5.12. AFFILIATE TRANSACTIONS. Neither the Public Hub Company nor any other member of the Hub Group is a party to any contracts or agreements with any of its Affiliates on terms and conditions which are less favorable (x) in the case of any transaction between any Borrower and any Affiliate, to such Borrower than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other, (y) in the case of a transaction between any Guarantor and an Affiliate (other than a Borrower), to such Guarantor than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other and (z) in the case of a transaction between any member of the Hub Group (other than a Borrower or a Guarantor) and an Affiliate (other than a Borrower or a Guarantor), to such member of the Hub Group than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other.

        SECTION 5.13. INVESTMENT COMPANY; PUBLIC UTILITY HOLDING COMPANY. Neither the Public Hub Company nor any other member of the Hub Group is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "public utility holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        SECTION 5.14. ERISA. The Public Hub Company and each other member of its Controlled Group has fulfilled its obligations under the minimum funding standards of and is in compliance in all material respects with ERISA and the Code to the extent applicable to it and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

        SECTION 5.15. COMPLIANCE WITH LAWS. The Public Hub Company and each other member of the Hub Group are in substantial compliance with the requirements of all federal, state and local laws, rules and regulations applicable to or pertaining to their Properties or business operations (including, without limitation, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act of 1990, and laws and regulations establishing quality criteria and standards for air, water, land and toxic or hazardous wastes and substances), except insofar as non-compliance with which would not have a material adverse effect on the financial condition, Properties, business or operations of the Public Hub Company or the Hub Group taken as a whole. Neither the Public Hub Company nor any other member of the Hub Group has received written notice to the effect that its operations are not in compliance with any of the requirements of applicable federal, state or local environmental, health and safety statutes and regulations or are the subject of any governmental investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action would have a material adverse effect on the financial condition, Properties, business or operations of the Public Hub Company or the Hub Group taken as a whole.

        SECTION 5.16. OTHER AGREEMENTS. Neither the Public Hub Company nor any other member of the Hub Group is in default under the terms of any covenant, indenture or agreement of or affecting the Public Hub Company, any other member of the Hub Group or any of their Properties, which default if uncured would have a material adverse effect on the financial condition, Properties, business or operations of the Public Hub Company or the Hub Group taken as a whole.


        SECTION 5.17. YEAR 2000 COMPLIANCE. The Borrowers have conducted a comprehensive review and assessment of the computer applications of the Borrowers and their Subsidiaries, with respect to any defect in their computer software, data bases, hardware, controls and peripherals related to the occurrence of the year 2000 or the use at any time of any date which is before, on and after December 31, 1999, in connection therewith. Based on the foregoing review, assessment and inquiry, the Borrowers believe that no such defect could reasonably be expected to have a material adverse effect on the business or financial affairs of the Public Hub Company or the Hub Group taken as a whole.

SECTION 6.           CONDITIONS PRECEDENT.

         The obligation of the Lenders to make any Loan or of the Agent to issue any Letter of Credit under this Agreement is subject to the following conditions precedent:

         SECTION 6.1. ALL ADVANCES. As of the time of the making of each extension of credit (including the initial extension of credit) hereunder:

                   (a) each of the representations and warranties set forth in
         Section 5 hereof and in the other Loan Documents shall be true and correct in all material respects as of such time, except to the extent the same expressly relate to an earlier date;

                   (b) the Hub Group shall be in full compliance with all of the terms and conditions of this Agreement and of the other Loan Documents, and no Default or Event of Default shall have occurred and be continuing or would occur as a result of making such extension of credit;

                   (c) in the case of each Borrowing of Revolving Credit Loans and each issuance of a Letter of Credit, after giving effect to such extension of credit, the aggregate principal amount of all Revolving

         Credit Loans, Swing Loans and L/C Obligations outstanding shall not exceed the Revolving Credit Commitment then in effect;

                   (d) in the case of each Swing Loan, after giving effect to such extension of credit, the aggregate principal amount of all Swing Loans shall not exceed the lesser of (i) the Swing Line Commitment then in effect and (ii) the difference between the Revolving Credit Commitments and the sum of all Revolving Credit Loans and L/C Obligations then outstanding;

                   (e) in the case of the issuance of any Letter of Credit, the Agent shall have received a properly completed Application therefor together with the fees called for hereby and, in the case of an extension or increase in the amount of the Letter of Credit, the Agent shall have received a written request therefor, in a form acceptable to the Agent; and

                   (f) such extension of credit shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to the Agent or any Lender (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System) as then in effect.

Any request for a Borrowing or Letter of Credit hereunder shall constitute a representation and warranty as to the facts specified in subsections (a) through
(d), both inclusive, above.

         SECTION 6.2. INITIAL ADVANCE. At or prior to the making of the initial extension of credit hereunder, the following conditions precedent shall also have been satisfied:

                   (a) the Agent shall have received the following for the account of the Lenders (each to be properly executed and completed) and the same shall have been approved as to form and substance by each
         Lender:

                            (i) the Notes;

                           (ii) the Guaranty Agreements from Guarantors not
                  party hereto;

                          (iii) copies (executed or certified, as may be
                  appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Agreement and the other Loan Documents to the extent the Agent or its counsel may reasonably request;

                           (iv) an incumbency certificate containing the name,
                  title and genuine signatures of each of the Borrowers' Authorized Representatives;

                   (b) the Agent shall have received for itself the arrangement fee called for hereby;

                   (c) legal matters incident to the execution and delivery of this Agreement and the other Loan Documents and to the transactions contemplated hereby shall be satisfactory to each Lender and its counsel; and the Agent shall have received for the account of the Lenders the favorable written opinion of counsel for the Hub Group in form and substance satisfactory to the Agent and its counsel;

                   (d) the Agent shall have received evidence reasonably satisfactory to it that the aggregate consideration to be expended by the Hub Group for Hub Chicago's acquisition of all limited partnership interests in the Hub Partnerships shall not exceed $120,000,000 and shall be pursuant to a purchase agreement all in form and substance satisfactory to the Agent and the Required Lenders;

                   (e) the Agent shall have received evidence reasonably satisfactory to it that the Public Hub Company shall have received proceeds of at least $40,000,000 (net only of reasonable underwriting discounts and commissions and other ordinary and necessary out-of-pocket expenses incurred by Hub Chicago directly incurred and payable as a result of such issuance) out of the proceeds of the Bridge Financing or at least $50,000,000 out of the proceeds of the Senior Note Offering, that such indebtedness will be incurred on terms and under agreements reasonably acceptable to the Agent;

                   (f) the Agent shall have received for the account of the Lenders a good standing certificate for each Borrower and Guarantor (dated as of the date no earlier than 10 days prior to the date hereof) from the office of the secretary of state of the state of its organization; and

                   (g) the Agent shall have received for the account of the Lenders such other agreements, instruments, documents, certificates and opinions as the Agent or the Lenders may reasonably request.

SECTION 7.           COVENANTS.

         The Borrowers and Guarantors agree jointly and severally that, so long as any credit is available to or in use by the Borrowers hereunder, except to the extent compliance in any case or cases is waived in writing by the Required
Lenders:

         SECTION 7.1. MAINTENANCE OF BUSINESS. (a) The Borrowers and Hub Partnerships shall, and the Public Hub Company shall cause each Subsidiary to,
(x) preserve and maintain its existence and (y) preserve and keep in force and effect all licenses, permits and franchises necessary to the proper conduct of its business; PROVIDED, HOWEVER, that the Borrowers, Hub Partnerships and Subsidiaries (x) may take any action permitted by Section 7.14 hereof, (y) may dissolve or liquidate any Hub Partnership concurrent with Hub Chicago's or Hub Holdings' acquisition of all partnership interests therein and (z) may dissolve or liquidate any Subsidiary or Hub Partnership if (1) such dissolution or liquidation would not have a material adverse effect on (i) the financial condition, Properties, business or operations of the Public Hub Company or the Hub Group taken as a whole, (ii) the ability of any Borrower or Guarantor to perform its obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents of the rights or remedies of the Agent or any Lender thereunder and (2) in the case of each dissolution or liquidation of a Guarantor, all the assets of such Guarantor are transferred to a Borrower or Guarantor in compliance with Section 7.14 hereof.

         (b) Without limiting the generality of the foregoing, the Borrowers shall, or shall cause a Wholly-Owned Subsidiary to, maintain a license from the Department of Transportation permitting such Borrower or Subsidiary, as the case may be, to serve as a broker for the Hub Group in arranging for the Hub Group's transportation of general commodities by motor vehicle.

         SECTION 7.2. MAINTENANCE OF PROPERTIES. The Borrowers and Hub Partnerships shall maintain, preserve and keep its property, plant and equipment in good repair, working order and condition (ordinary wear and tear excepted) and shall from time to time make all needful and proper repairs, renewals, replacements, additions and betterments thereto so that at all times the efficiency thereof shall be fully preserved and maintained, and the Public Hub Company shall cause each Subsidiary to do so in respect of Property owned or used by it.

         SECTION 7.3. TAXES AND ASSESSMENTs. The Borrowers and Hub Partnerships shall duly pay and discharge, and the Public Hub Company shall cause each Subsidiary to duly pay and discharge, all material taxes, rates, assessments, fees and governmental charges upon or against it or its Properties, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves are provided therefor.

         SECTION 7.4. INSURANCE. The Borrowers and Hub Partnerships shall insure and keep insured, and the Public Hub Company shall cause each Subsidiary to insure and keep insured, with good and responsible insurance companies, all insurable Property owned by it which is of a character usually insured by Persons similarly situated and operating like Properties against loss or damage from such hazards and risks, and in such amounts, as are insured by Persons similarly situated and operating like Properties; and the Companies and Hub Partnerships shall insure, and the Public Hub Company shall cause each Subsidiary to insure, such other hazards and risks (including employers' and public liability risks) with good and responsible insurance companies as and to the extent usually insured by Persons similarly situated and conducting similar businesses. Either Company shall upon request furnish to the Agent a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section.

         SECTION 7.5. FINANCIAL REPORTS. The Borrowers and Hub Partnerships shall, and the Public Hub Company shall cause each Subsidiary to, maintain a standard system of accounting in accordance with GAAP and shall furnish to the Agent and each Lender and its duly authorized representatives such information respecting the business and financial condition of the Borrowers and Hub Partnerships and Subsidiaries as the Agent may reasonably request; and without any request, shall furnish to the Agent:

                   (a) as soon as available, and in any event within 45 days after the close of each fiscal quarter of the Public Hub Company, a copy of the consolidated balance sheet of the Hub Group as of the last day of such period and the consolidated statements of income, retained earnings and cash flows of the Hub Group for the quarter and the fiscal year-to date period then ended, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by the Public Hub Company in accordance with GAAP and certified by its President or chief financial officer;

                   (b) as soon as available, and in any event within 90 days after the close of each annual accounting period of the Public Hub Company, a copy of the consolidated balance sheet of the Hub Group as of the close of such period and the consolidated statements of income, retained earnings and cash flows of the Hub Group for such period, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by an unqualified opinion thereon of Arthur Andersen LLP or another firm of independent public accountants of recognized national standing, to the effect that the financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of the Hub Group as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

                   (c) promptly after receipt thereof, any additional written reports, management letters or other detailed information contained in writing concerning significant aspects of the operations and financial affairs of any member of the Hub Group given to it by its independent public accountants;

                   (d) as soon as available, and in any event within 60 days after the close of each annual accounting period of the Public Hub Company, a copy of the operating budget of the Hub Group for such period, such budget to project in reasonable detail, cash receipts and cash uses (broken down month-by-month);

                   (e) promptly after the sending or filing thereof, copies of each financial statement, report, notice or proxy statement sent by the Public Hub Company to its stockholders, and copies of each regular, periodic or special report, registration statement or prospectus (including all Form 10-K, Form 10-Q and Form 8-K reports and proxy statements) filed by the Public Hub Company with any securities exchange or the SEC or any successor agency; and

                   (f) promptly after knowledge thereof shall have come to the attention of any responsible executive officer of any Company, written notice of any threatened or pending litigation or governmental proceeding or labor controversy against the Public Hub Company or any other member of the Hub Group which, if adversely determined, would materially and adversely affect the financial condition, Properties, business or operations of the Public Hub Company or the Hub Group taken as a whole or of the occurrence of any Change of Control Event or any Default or Event of Default hereunder.

Each of the financial statements furnished to the Lenders pursuant to subsections (a) and (b) of this Section shall be accompanied by a written certificate in substantially the same form attached hereto as Exhibit B signed by the President or chief financial officer of the Public Hub Company to the effect that to the best of such officer's knowledge and belief no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Public Hub Company to remedy the same. Such certificate shall also set forth the calculations supporting such statements in respect of Sections 7.7, 7.8, 7.9 and 7.10 of this Agreement. It is understood and agreed that if and so long as the Public Hub Company files Forms 10-K and 10-Q with the SEC, the Borrowers may deliver such forms to the Agent in lieu of the information required for the corresponding accounting periods in subsections
(a) and (b) above.

         SECTION 7.6. INSPECTION. The Borrowers and Hub Partnerships shall, and the Public Hub Company shall cause each Subsidiary to, permit the Agent and each Lender and their duly authorized representatives and agents to visit and inspect any of the Properties, corporate books and financial records of each member of the Hub Group, to examine and (subject to Section 11.5 hereof), at the sole cost and expense of the Lenders, make copies of the books of accounts and other financial records of each member of the Hub Group, and to discuss the affairs, finances and accounts of each member of the Hub Group with, and to be advised as to the same by, its officers, employees and independent public accountants (and by this provision the Hub Group hereby authorizes such accountants to discuss with the Agent and any Lender the finances and affairs of each member of the Hub Group) at such reasonable times and reasonable intervals as the Agent or such Lender may designate; PROVIDED, HOWEVER, that (i) except upon the occurrence and during the continuation of any Default or Event of Default, (x) such visitations and inspections shall be made only with reasonable advance notice to a Company and during normal business hours of the member of the Hub Group being visited or inspected and (y) the Agent and each Lender agrees to use reasonable efforts to coordinate its visits and inspections under this Section so as not to be unreasonably burdensome on the member of the Hub Group being visited or inspected and (ii) any discussions between a Lender or the Agent and the Hub Group's accountants held by virtue of the authority granted by this Section shall be with the right of an executive officer of the Public Hub Company to be in attendance.

         SECTION 7.7. NET WORTH. The Hub Group shall at all times maintain its Net Worth at not less than the Minimum Required Amount. For purposes of this
Section 7.7, the term "MINIMUM REQUIRED AMOUNT" shall mean $105,000,000 through September 29, 1999 and shall increase (but never decrease) as of September 30, 1999 and as of the close of each fiscal quarter of the Public Hub Company thereafter by twenty-five percent (25%) of Net Income (if positive) for the fiscal quarter of the Public Hub Company then ended.

         SECTION 7.8. FIXED CHARGE COVERAGE RATIO. The Hub Group shall not, as of the last day of each fiscal quarter of the Public Hub Company (commencing on March 31, 1999), permit the Fixed Charge Coverage Ratio to be less than (i) 1.15 to 1.0 from the date hereof through and including December 30, 2001 and (ii)
1.25 to 1.0 thereafter.

         SECTION 7.9. MINIMUM EBITDAM. The Hub Group shall as of the last day of each fiscal quarter of the Public Hub Company (commencing on March 31, 1999) maintain EBITDAM for the four fiscal quarters of the Public Hub Company then ended at not less than (i) $35,000,000 from the date hereof through and including December 30, 2000 and (ii) $40,000,000 from December 31, 2000 and thereafter.


         SECTION 7.10. CASH FLOW LEVERAGE RATIO. The Hub Group shall as of the close of each fiscal quarter of the Public Hub Company specified below, permit the Cash Flow Leverage Ratio as of such date to be more than:



                                                             CASH FLOW LEVERAGE
        FROM AND                     TO AND                  RATIO SHALL NOT BE
        INCLUDING                   INCLUDING                     MORE THAN:

     the date hereof                12/30/99                       3.85 to 1

        12/31/99                     6/29/00                       3.75 to 1

         6/30/00                    12/30/00                       3.25 to 1

        12/31/00                     6/29/01                       3.00 to 1

         6/30/01                    12/30/01                       2.75 to 1

        12/31/01           and at all times thereafter             2.50 to 1

        SECTION 7.11. INDEBTEDNESS FOR BORROWED MONEY. The Borrowers and the Hub Partnerships shall not, nor shall the Public Hub Company permit any Subsidiary to, issue, incur, assume, create or have outstanding any Indebtedness for Borrowed Money; PROVIDED, HOWEVER, that the foregoing shall not restrict nor operate to prevent:

                   (a) the Obligations;

                   (b) purchase money indebtedness and Capitalized Lease Obligations secured by Liens permitted by Section 7.12(d) hereof in an aggregate amount not to exceed $30,000,000 at any one time outstanding;

                   (c) indebtedness permitted by Section 7.13(l) hereof;

                   (d) unsecured indebtedness evidenced by the Dividend Notes;

                   (e) interest rate protection, currency swap and foreign exchange arrangements entered into in connection with bona fide hedging operations;

                   (f) performance bonds and surety or appeal bonds obtained in the ordinary course of business;

                   (g) the Bridge Financing and the unsecured indebtedness (in an aggregate amount not to exceed $50,000,000) on the Senior Note Offering refinancing the Bridge Financing;

                   (h) the currently outstanding unsecured indebtedness of Hub Holdings incurred in connection with the acquisition of Quality Intermodal Corporation in the approximate amount of $6,000,000;

                   (i) the currently outstanding unsecured indebtedness evidenced by the $2,000,000 promissory note made by Hub Group, Inc. in favor of American President Lines, Inc., due May 2, 1999;

                   (j) indebtedness of Hub Group Associates, Inc. on its line of credit with Cass Bank & Trust provided the aggregate principal amount outstanding thereon does not exceed $5,000,000 at any one time;

                   (k) indebtedness assumed in an acquisition permitted by
         Section 7.13(m) hereof provided such indebtedness is not incurred in connection with or in contemplation of such acquisition;

                   (l) initial or successive refinancings of (but not any increases in) the Indebtedness for Borrowed Money listed in subsections
         (d), (g), (h), (i), (j) and (k) above on terms and conditions on the whole no more burdensome in any material respect on the relevant obligors;

                   (m) investments permitted by Section 7.13(g) hereof; and

                   (n) other indebtedness of the Hub Group aggregating not more than $10,000,000 at any one time outstanding.

        SECTION 7.12. LIENS. The Borrowers and Hub Partnerships shall not, nor shall the Public Hub Company permit any Subsidiary to, create, incur or permit to exist any Lien of any kind on any Property owned by the Company or any Subsidiary; PROVIDED, HOWEVER, that the foregoing shall not apply to nor operate to prevent:

                   (a) Liens arising by statute in connection with worker's compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges and Liens in the nature of good faith cash deposits in connection with tenders, contracts or leases to which any member of the Hub Group is a party or other cash deposits required to be made in the ordinary course of business, provided in each case that the obligation is not for borrowed money and that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor;

                   (b) mechanics', workmen's, materialmen's, landlords', carriers' and other similar Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest;

                   (c) the pledge of assets for the purpose of securing an appeal, stay or discharge in the course of any legal proceeding, provided that the aggregate amount of liabilities of the Hub Group secured by a pledge of assets permitted under this subsection, including interest and penalties thereon, if any, shall not be in excess of $1,000,000 at any one time outstanding or, if in excess of $1,000,000, is secured by assets (including cash) not at any time exceeding $1,000,000 in value;

                   (d) Liens on property of any member of the Hub Group created solely for the purpose of securing indebtedness permitted by Section 7.11(b) hereof, representing or incurred to finance, refinance or refund the purchase price of Property, provided that no such Lien shall extend to or cover other Property of any member of the Hub Group other than the respective Property so acquired, and the principal amount of indebtedness secured by any such Lien shall at no time exceed the original purchase price of such Property;

                   (e) banker's Liens and similar Liens (including set-off rights) in respect of bank deposits;

                   (f) the retained interest of a lessor in connection with any lease;

                   (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which do not materially detract from the value of the Property subject thereto; and

                   (h) Liens on the assets of the Hub Group securing not more than $5,000,000 of the indebtedness permitted by Section 7.11 hereof.

        SECTION 7.13. INVESTMENTS, ACQUISITIONS, LOANS, ADVANCES AND GUARANTIES. The Borrowers and Hub Partnerships shall not, nor shall the Public Hub Company permit any Subsidiary to, directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances (other than for travel advances and other similar cash advances made to officers and employees in the ordinary course of business) to, any other Person, or acquire all or any substantial part of the assets or business of any other Person or division thereof, or be or become liable as endorser, guarantor, surety or otherwise for any debt, obligation or undertaking of any other Person, or otherwise agree to provide funds for payment of the obligations of another, or supply funds thereto or invest therein or otherwise assure a creditor of another against loss, or apply for or become liable to the issuer of a letter of credit which supports an obligation of another; PROVIDED, HOWEVER, that the foregoing shall not apply to nor operate to prevent:

                   (a) investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, provided that any such obligations shall mature within one year of the date of issuance thereof;

                   (b) investments in commercial paper rated at least P-1 by Moody's Investors Services, Inc. ("MOODY'S") and at least A-1 by Standard & Poor's Corporation ("S&P") maturing within 270 days of the date of issuance thereof;

                   (c) investments in certificates of deposit issued by any United States commercial bank having capital and surplus of not less than $100,000,000 which have a maturity of one year or less or in eurodollar time deposits maturing not more than one year from the date of acquisition thereof placed with any such commercial bank;

                   (d) marketable direct obligations of any State of the United States or any local government or political subdivision thereof rated at least AA by S&P or the equivalent thereof by Moody's;

                   (e) repurchase agreements with a term of not more than seven days fully collateralized by instruments permitted as investments hereunder under subsections (a), (b), (c) or (d) above entered into with any bank meeting the qualifications specified in subsection (c) above;

                   (f) investments in money market funds that invest solely, and which are restricted by their respective charters to invest primarily, in investments of the type described in subsections (a), (b), (c), (d) and (e) above;

                   (g) endorsement of items for deposit or collection of commercial paper received in the ordinary course of business;

                   (h) interest rate protection, currency swap and foreign exchange arrangements entered into in connection with bona fide hedging operations;

                   (i) accounts or notes receivable arising in the ordinary course of business;

                   (j) investments in securities of trade creditors or customers received in settlement of obligations or pursuant to any plan or reorganization or similar arrangement upon the bankruptcy or insolvency or such trade creditors or customers;

                   (k) the Dividend Notes;

                   (l) loans and advances by each Borrower to other members of the Hub Group not otherwise permitted by this Section provided that (i) the member of the Hub Group receiving such loan or advance either is
         (x) a Borrower or Hub Partnership which is a Guarantor and in which 100% of the equity interest is owned, both legally and beneficially, by any one or more of the Borrowers or (y) if not a Person described in clause (i)(x) of this subsection (l), a member of the Hub Group which is or concurrently therewith becomes a Guarantor of the principal of the Obligations in an amount not less than the principal amount of such loan or advance and (ii) the aggregate amount of all such loans and advances permitted by clause (i)(y) of this subsection (l) to all such Guarantors, taken together, does not exceed $10,000,000 at any one time outstanding;

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

                   (m) acquisitions of all or any substantial part of the assets or business of any other Person or division thereof (the "TARGET") engaged in the transportation business, or of a majority of the Voting Stock of such a Person, or of equity interests in any Hub Partnership, provided in each case that (i) no Default or Event of Default exists or would exist after giving effect to such acquisition, (ii) the Board of Directors or other governing body of such Person whose Property, or Voting Stock or other interests in which, are being so acquired has approved the terms of such acquisition, (iii) any Borrower shall have delivered to the Agent an updated Schedule 5.3 to reflect any new Subsidiary or Hub Partnership resulting from such acquisition; (iv) the aggregate amount expended by the Hub Group as consideration for such acquisition (and in any event (1) including as such consideration, any indebtedness assumed or incurred as a result of such acquisition, and
         (2) excluding as such consideration, any equity securities issued by the Public Hub Company as consideration for such acquisition), when taken together with the aggregate amount expended as consideration (including indebtedness and excluding equity securities as aforesaid) for all other acquisitions permitted under this Section 7.13(m) during the same fiscal year of the Public Hub Company, does not exceed $15,000,000; (v) the Target's "EBITDAM" (computed in a manner consistent with the calculation of EBITDAM for the Borrowers, but excluding subsection (iv) of the definition of "EBITDAM" herein) for Target's four most recently completed fiscal quarters is positive; (vi) the Cash Flow Leverage Ratio (calculated on a pro forma basis as if such acquisition had occurred on the date of commencement of the fourth fiscal quarter of the Public Hub Company preceding the date of acquisition in question) is in compliance with Section 7.10 hereof;

                   (n) the acquisitions by Hub Chicago or Hub Holdings of all of the partnership and other equity interests in all Hub Partnerships that are not Wholly-Owned Subsidiaries on the date hereof which acquisitions are made substantially concurrent with the initial Loan hereunder;

                   (o) non-cash consideration received in connection with sales of Property permitted by Section 7.14 hereof;

                   (p) loans by Hub Group Associates, Inc. to, or other investments by Hub Group Associates, Inc. in, the Hub Partnerships and Subsidiaries (other than the Borrowers and Guarantors), provided such loans and other investments aggregate not more than $5,000,000 at any one time outstanding;

                   (q) investments in, or loans to, Subsidiaries of the Hub Partnerships engaged primarily in the ordinary course of their respective businesses in providing drayage services for the Hub Group's intermodal transportation jobs provided such investments, loans and advances aggregate not more than $10,000,000 at any one time outstanding;

                   (r) Obligations of the Guarantors and the Borrowers under the Loan Documents; and

                   (s) any guarantees of the Guarantors and the Borrowers of the Senior Note Offering and the Bridge Financing.

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

In determining the amount of investments, acquisitions, loans, advances and guaranties permitted under this Section, investments and acquisitions shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein), loans and advances shall be taken at the principal amount thereof then remaining unpaid, and guaranties shall be taken at the amount of obligations guaranteed thereby, unless specifically limited to a lesser amount, in which case such guarantee shall be taken at such specified lesser amount.

        SECTION 7.14. MERGERS, CONSOLIDATIONS AND SALES. The Borrowers and Hub Partnerships shall not, nor shall the Public Hub Company permit any Subsidiary to, be a party to any merger or consolidation, or sell, transfer, lease or otherwise dispose of all or any substantial part of its Property in a single transaction or series of related transactions, including any disposition of Property as part of a sale and leaseback transaction, or in any event sell or discount (with or without recourse) any of its notes or accounts receivable; PROVIDED, HOWEVER, that this Section shall not apply to nor operate to prevent the following:

                   (a) any member of the Hub Group may sell its inventory in the ordinary course of its business;

                   (b) any member of the Hub Group may sell or otherwise dispose of obsolete and worn out equipment in the ordinary course of its business; and

                   (c) any Subsidiary may consolidate with or merge into a Borrower or a Guarantor so long as:

                            (i) in the case of such a transaction involving a
                  Borrower, (1) a Borrower is the surviving or continuing corporation and (2) the net worth of such Borrower will not be reduced immediately after giving effect to such transaction;

                           (ii) subject to the provisions of clause (i) above,
                  in the case of such a transaction involving a Guarantor, (1) a Guarantor is the surviving or continuing corporation, (2) the Borrowers own, both legally and beneficially, at least the same percentage equity interest in such Guarantor after any such event as the Borrowers did immediately prior to the consummation of such event, (3) the net worth of such Guarantor will not be reduced immediately after giving effect to such transaction and (4) the Lenders' right of recovery on such Guarantor's Guaranty Agreement is not limited by its terms or if limited, equals the sum (if applicable) of the limits on the rights of recovery on each Guaranty Agreement (if any) of the parties to such merger or consolidation;

                          (iii) at the time of such merger or consolidation and
                  immediately after giving effect thereto, no Default or Event of Default shall occur or be continuing;

                           (iv) no litigation shall be pending or threatened
                  which challenges the validity or propriety of such merger or consolidation;

                            (v) the Agent shall have received a certificate from
                  the President or chief financial officer of the Public Hub Company confirming that the foregoing conditions set forth in subsection (c) have been satisfied and such other assurances as the Agent or Required Lenders shall in good faith require to confirm that such conditions have been satisfied; and

                           (vi) such merger or consolidation shall have no
                  material adverse effect on (i) the financial condition, Properties, business or operations of the Public Hub Company or the Hub Group taken as a whole, (ii) the ability of any Borrower or Guarantor to perform its obligations under the Loan Documents or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or any Lender thereunder;

                   (d) any Hub Partnership which is a Guarantor may transfer all its assets to any Wholly-Owned Subsidiary, whether or not in connection with the dissolution of such Hub Partnership, PROVIDED that

                            (i) at the time of such transfer and immediately
                  after giving effect thereto, no Default or Event of Default shall occur or be continuing;

                           (ii) the transferee in such transaction immediately
                  after giving effect thereto shall have a net worth not less than the net worth of such Guarantor immediately prior to such transfer;

                          (iii) such transferee is a Guarantor;

                           (iv) no litigation shall be pending or threatened
                  which challenges the validity or propriety of such transfer;

                            (v) the Agent shall have received a certificate from
                  the President or chief financial officer of the Public Hub Company confirming that the foregoing conditions set forth in this subsection (d) have been satisfied and such other assurances as the Agent or Required Lenders shall in good faith require to confirm that such conditions have been satisfied;

                           (vi) such transfer shall have no material adverse
                  effect on (i) the financial condition, Properties, business or operations of the Public Hub Company or the Hub Group taken as a whole, (ii) the ability of any Borrower or Guarantor to perform its obligations under the Loan Documents or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or any Lender thereunder; and

                   (e) any Borrower may transfer its assets to another Borrower and any Wholly-Owned Subsidiary which is a Guarantor may transfer its assets to any Borrower or another Wholly-Owned Subsidiary.

Any sale, lease or other disposition of 15% or more of the total assets of any Borrower shall be deemed "SUBSTANTIAL" for the foregoing purposes.

        SECTION 7.15. MAINTENANCE OF SUBSIDIARIES. The Borrowers and the Hub Partnerships shall not assign, sell or transfer, and the Public Hub Company shall not permit any Subsidiary to issue, assign, sell or transfer, any equity interests in a Hub Partnership or Hub Distribution or any shares of capital stock of or other equity interests in a Subsidiary; PROVIDED that the foregoing shall not operate to prevent

                   (a) the issuance, sale and transfer to any Person of any shares of capital stock of a Subsidiary solely for the purpose of qualifying, and to the extent legally necessary to qualify, such person as a director of such Subsidiary;

                   (b) the issuance of such stock or equity interests to a member of the Hub Group, provided that in the case of the issuance of any stock or other equity interest in a Guarantor, 100% of the equity interest in such Guarantor is owned, both legally and beneficially, by the Borrowers after giving effect to such issuance; and

                   (c) any other transfer of any stock or other equity interest in a Guarantor to any one or more of the Borrowers.

        SECTION 7.16. DIVIDENDS BY PUBLIC HUB COMPANY. The Public Hub Company shall not (a) declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock (other than dividends payable solely in its capital stock) or (b) directly or indirectly purchase, redeem or otherwise acquire or retire any of its capital stock (such non-excepted declarations, dividends, distributions, purchases, redemptions and acquisitions being hereinafter referred to as "RESTRICTED PAYMENTS BY THE PUBLIC HUB COMPANY") if at the time of any such Restricted Payment by the Public Hub Company, or immediately after giving effect thereto, any Default or Event of Default shall occur or be continuing; PROVIDED, HOWEVER, that this Section shall not prevent the Public Hub Company from paying any dividend within 60 days after the date of its declaration thereof if at such date of declaration, such dividend would (if then paid) have complied with this Section.

        SECTION 7.17. ERISA. The Borrowers and Hub Partnerships shall, and the Public Hub Company shall cause each Subsidiary which is a member of its Controlled Group to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its Properties. The Company and Hub Partnerships shall, and the Public Hub Company shall cause each Subsidiary which is a member of its Controlled Group to, promptly notify the Agent of (i) the occurrence of any reportable event (as defined in Section 4043B of ERISA, other than an event for which the 30-day notice requirement has been waived) with respect to a Plan, (ii) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (iii) its intention to terminate or withdraw from any Plan, and (iv) the occurrence of any event with respect to any Plan which would result in the incurrence by any member of the Controlled Group of any material liability, fine or penalty, or any material increase in the contingent liability of any member of the Controlled Group with respect to any post-retirement Welfare Plan benefit, which liability, contingent liability, fine or penalty would have a material adverse effect on the financial condition, Properties, business or operations of the Public Hub Company or the Hub Group taken as a whole.

        SECTION 7.18. COMPLIANCE WITH LAWS. The Borrowers, and the Hub Partnerships shall, and the Public Hub Company shall cause each Subsidiary to,


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

comply in all respects with the requirements of all federal, state and local laws, rules, regulations, ordinances and orders applicable to or pertaining to their Properties or business operations, non-compliance with which would have a material adverse effect on the financial condition, Properties, business or operations of the Public Hub Company or the Hub Group taken as a whole.

        SECTION 7.19. BURDENSOME CONTRACTS WITH AFFILIATES. The Borrowers, and the Hub Partnerships shall not, nor shall the Public Hub Company permit any Subsidiary to, enter into any contract, agreement or business arrangement with any of its Affiliates on terms and conditions which are less favorable to (x) in the case of a transaction between any Borrower and an Affiliate, to such Borrower than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other, (y) in the case of a transaction between any Guarantor and an Affiliate (other than a Borrower), to such Guarantor than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other and (z) in the case of a transaction between any member of the Hub Group (other than a Borrower or a Guarantor) and an Affiliate (other than a Borrower or a Guarantor), to such member of the Hub Group than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other.

        SECTION 7.20. NO CHANGES IN FISCAL YEAR. No member of the Hub Group shall change its fiscal year from its present basis without prior written notice to the Agent.

        SECTION 7.21. FORMATION OF SUBSIDIARIES. Except for existing Subsidiaries designated on Schedule 5.3 hereto, the Borrowers and Hub Partnerships shall not, nor shall the Public Hub Company permit any Subsidiary to, form or acquire any Subsidiary without prior written notice to the Agent.

        SECTION 7.22. CHANGE IN THE NATURE OF BUSINESS. The Borrowers and Hub Partnerships shall not, nor shall the Public Hub Company permit any Subsidiary to, engage in any business or activity if as a result the general nature of any member of the Hub Group would be changed in any material respect from the general nature of the business engaged in by any member of the Hub Group on the date of this Agreement.

        SECTION 7.23. GUARANTY. As a condition to establishing or acquiring (i) any Hub Partnership (other than a Foreign Partnership) in which 100% of the equity interest is owned directly or indirectly, by one or more of the Borrowers or (ii) any Wholly-Owned Subsidiary (other than any Foreign Subsidiary), unless the Lenders otherwise agree in their sole discretion, the Borrowers shall (i) cause such Hub Partnership or Wholly-Owned Subsidiary, as the case may be, to execute a Guaranty Agreement, (ii) cause such Hub Partnership or Wholly-Owned Subsidiary to deliver documentation similar to that described in Sections 6.2(a)(ii), 6.2(a)(iii), 6.2(c) and 6.2(d) hereof relating to the authorization for, execution and delivery of, and validity of, such Hub Partnership's or Wholly-Owned Subsidiary's obligations as a Guarantor and otherwise hereunder in form and substance satisfactory to the Agent, and (iii) deliver an updated
Schedule 5.3 to reflect the new Hub Partnership or Wholly-Owned Subsidiary.

        SECTION 7.24. INTEREST RATE PROTECTION. On or before the date hereof, the Borrowers will hedge their interest rate risk on $25,000,000 of the principal amount outstanding on the Loans, through the use of one or more Hedging Arrangements for a minimum of three years, with all of the foregoing to effectively limit the amount of interest that the Borrowers must pay on notional amounts of not less than such portion of the Loans to not more than a rate acceptable to the Agent in its discretion and to be with the Lenders, their respective Affiliates or with other parties reasonably acceptable to the Required Lenders. If the Borrowers enter into any Hedging Arrangements with any Lender, the Borrowers' obligations to such Lender in connection with such Hedging Arrangements do not constitute usage of the Commitments of such Lender.

       SECTION 7.25. YEAR 2000 ASSESSMENT. The Hub Group shall take reasonable action to remedy any failure by its computer-based and other systems to effectively process dates, including dates before, on and after January 1, 2000, without experiencing any Year 2000 Problem to the extent such failure is within the Hub Group's power to remedy and the failure to remedy such failure would reasonably be expected to have a material adverse effect on the business or financial affairs of the Public Hub Company or the Hub Group taken as a whole. At the request of the Agent, the Hub Group will provide the Agent with such information as the Agent may reasonably request as to the capability of the Hub Group to conduct its business and operations before, on and after January 1, 2000, without experiencing a Year 2000 Problem causing a material adverse effect on the business or financial affairs of the Public Hub Company or the Hub Group taken as a whole.

SECTION 8.           EVENTS OF DEFAULT AND REMEDIES.

         SECTION 8.1. EVENTS OF DEFAULT. Any one or more of the following shall constitute an "EVENT OF DEFAULT" hereunder:

                   (a) default in the payment when due of all or any part of the principal of any Note (whether at the stated maturity thereof or at any other time provided for in this Agreement) or of any reimbursement obligation owing under any Application; or

                   (b) default for more than three (3) Business Days in the payment when due of any part of the interest on any Note (whether at the stated maturity thereof or at any other time provided for in this Agreement) or in the payment when due of any fee or other Obligation payable by any Borrower hereunder or under any other Loan Document; or

                   (c) default in the observance or performance of Section 7.11 hereof if the aggregate amount of Indebtedness for Borrowed Money incurred in contravention of such Section (whether or not in the same transaction) exceeds $1,000,000; default in the observance or performance of Section 7.12 hereof if the amount of obligations secured by Liens prohibited by such Section (whether or not in the same transaction) exceeds $1,000,000; default in the observance or performance of any covenant set forth in Section 7.13 hereof if the aggregate amount of investments, loans, advances and guarantees made in contravention of such Section (whether or not in the same transaction) aggregate in excess of $1,000,000; or default in the observance or performance of Section 7.14 or 7.16 hereof;

                   (d) any other default in the observance or performance of any of Sections 7.11, 7.12 or 7.13 hereof or default in the observance or performance of any other provision hereof or of any other Loan Document which default in each case is not remedied within thirty (30) days after the earlier of (i) the date on which such failure shall first become known to any executive officer of any Borrower or (ii) written notice thereof is given to any Borrower by the Agent or any Lender; or

                   (e) any representation or warranty made by any Borrower or any Guarantor herein or in any other Loan Document, or in any statement or certificate furnished by it pursuant hereto or thereto, or in connection with any extension of credit made hereunder, proves untrue in any material respect as of the date of the issuance or making thereof; or

                   (f) any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect with respect to any Borrower or any Guarantor, or any of the Loan Documents is declared to be null and void as a result of any challenge brought by any Borrower or any Guarantor; or

                   (g) default shall occur under any Indebtedness for Borrowed Money issued, assumed or guarantied by the Hub Group or any Subsidiary in an aggregate amount exceeding $1,000,000, or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness for Borrowed Money (whether or not such maturity is in fact accelerated), or any such Indebtedness for Borrowed Money shall not be paid when due (whether by lapse of time, acceleration or otherwise); or

                   (h) any judgment or judgments, writ or writs, or warrant or warrants of attachment, or any similar process or processes in an aggregate amount more than $1,000,000 in excess of the amount covered by insurance from an insurer who has acknowledged its liability thereon shall be entered or filed against the Hub Group or any Subsidiary or against any of their Property and which remains unvacated, unbonded, unstayed or unsatisfied for a period of 30 days; or

                   (i) any Borrower or any member of its Controlled Group shall fail to pay when due an amount or amounts aggregating in excess $1,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $1,000,000 (collectively, a "MATERIAL PLAN") shall be filed under Title IV of ERISA by any Borrower or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against any Borrower or any member of its Controlled Group to enforce payment of a withdrawal liability in excess of $1,000,000 under Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or

                   (j) any member of the Hub Group shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any corporate action in furtherance of any matter described in parts (i) through (v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 8.1(k) hereof; or

                   (k) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for any member of the Hub Group or any substantial part of any of its Property, or a proceeding described in Section 8.1(j)(v) shall be instituted against any member of the Hub Group, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 days.

         SECTION 8.2. NON-BANKRUPTCY DEFAULTS. When any Event of Default described in subsection (a) through (i), both inclusive, of Section 8.1 has occurred and is continuing, the Agent shall, upon the request of the Required Lenders, by notice to any Borrower, take one or more of the following actions:

                   (a) terminate the obligations of the Lenders to extend any further credit hereunder on the date (which may be the date thereof) stated in such notice;

                   (b) declare the principal of and the accrued interest on the Notes to be forthwith due and payable and thereupon the Notes, including both principal and interest and all fees, charges and other Obligations payable hereunder and under the other Loan Documents, shall be and become immediately due and payable without further demand, presentment, protest or notice of any kind; and

                   (c) enforce any and all rights and remedies available to it under the Loan Documents or applicable law.

         SECTION 8.3. BANKRUPTCY DEFAULTS. When any Event of Default described in subsection (j) or (k) of Section 8.1 has occurred and is continuing, then the Notes, including both principal and interest, and all fees, charges and other Obligations payable hereunder and under the other Loan Documents, shall immediately become due and payable without presentment, demand, protest or notice of any kind, and the obligations of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate. In addition, the Agent may exercise any and all remedies available to it under the Loan Documents or applicable law.

         SECTION 8.4. COLLATERAL FOR UNDRAWN LETTERS OF CREDIT. When any Event of Default, other than an Event of Default described in subsection (j) or (k) of
Section 8.1, has occurred and is continuing, the Companies shall, upon demand of the Agent (which demand shall be made upon the request of the Required Lenders), and when any Event of Default described in subsection (j) or (k) of Section 8.1 has occurred the Borrowers shall, without notice or demand from the Agent, immediately pay to the Agent the full amount of each Letter of Credit then outstanding, the Borrowers agreeing to immediately make such payment and acknowledging and agreeing that the Agent and the Lenders would not have an adequate remedy at law for failure of any Borrower to honor any such demand and that the Agent and the Lenders shall have the right to require the Borrowers to specifically perform such undertaking whether or not any draws have been made under any such Letters of Credit.

SECTION 9.           THE AGENT

         SECTION 9.1. APPOINTMENT AND AUTHORIZATION. Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers hereunder and under the other Loan Documents as are designated to the Agent by the terms hereof and thereof together with such powers as are reasonably incidental thereto. The Lenders expressly agree that the Agent is not acting as a fiduciary of the Lenders in respect of the Loan Documents, the Borrowers or otherwise, and nothing herein or in any of the other Loan Documents shall result in any duties or obligations on the Agent or any of the Lenders except as expressly set forth herein. Subject to the appointment of a successor Agent as specified below, the Agent may resign at any time by sending 20 days prior written notice to any Borrower and the Lenders. In the event of any such resignation, the Required Lenders may appoint a new agent with (except if any Event of Default then exists) the consent of the Public Hub Company (which consent shall not be unreasonably withheld), which shall succeed to all the rights, powers and duties of the Agent hereunder and under the other Loan Documents. Any resigning Agent shall be entitled to the benefit of all the protective provisions hereof with respect to its acts as an agent hereunder, but no successor Agent shall in any event be liable or responsible for any actions of its predecessor. If the Agent resigns and no successor is appointed, the rights and obligations of such Agent shall be automatically assumed by the Required Lenders and the Borrowers shall be directed to make all payments due each Lender hereunder directly to such Lender.

         SECTION 9.2. RIGHTS AS A LENDER. The Agent has and reserves all of the rights, powers and duties hereunder and under the other Loan Documents as any Lender may have and may exercise the same as though it were not the Agent and the terms "LENDER" or "LENDERS" as used herein and in all of such documents shall, unless the context otherwise expressly indicates, include the Agent in its individual capacity as a Lender.

         SECTION 9.3. STANDARD OF CARE. The Lenders acknowledge that they have received and approved copies of the Loan Documents and such other information and documents concerning the transactions contemplated and financed hereby as they have requested to receive and/or review. The Agent makes no representations or warranties of any kind or character to the Lenders with respect to the validity, enforceability, genuineness, perfection, value, worth or collectibility hereof or of the Notes or any of the other Obligations or of any of the other Loan Documents. Neither the Agent nor any director, officer, employee, agent or representative thereof (including any security trustee therefor) shall in any event be liable for any clerical errors or errors in judgment, inadvertence or oversight, or for action taken or omitted to be taken by it or them hereunder or under the other Loan Documents or in connection herewith or therewith except for its or their own gross negligence or willful misconduct. The Agent shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, certificate, warranty, instruction or statement (oral or written) of anyone (including anyone in good faith believed by it to be authorized to act on behalf of the Borrowers), unless it has actual knowledge of the untruthfulness of same. The Agent may execute any of its duties hereunder by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agencies hereby created and its duties hereunder, and shall incur no liability to anyone and be fully protected in acting upon the advice of such counsel. The Agent shall be entitled to assume that no Default or Event of Default exists unless specifically notified in writing to the contrary by a Lender or any member of the Hub Group. The Agent shall in all events be fully protected in acting or failing to act in accord with the instructions of the Required Lenders. The Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by the Agent by reason of taking or continuing to take any such action. The Agent may treat the owner of any Note as the holder thereof until written notice of transfer shall have been filed with the Agent signed by such owner in form satisfactory to the Agent. Each Lender acknowledges that it has independently and without reliance on the Agent or any other Lender and based upon such information, investigations and inquiries as it deems appropriate made its own credit analysis and decision to extend credit to the Borrowers. It shall be the responsibility of each Lender to keep itself informed as to the creditworthiness of the Hub Group and the Agent shall have no liability to any Lender with respect thereto.

         SECTION 9.4. COSTS AND EXPENSES. Each Lender agrees to reimburse the Agent for all costs and expenses suffered or incurred by the Agent or any security trustee in performing its duties hereunder and under the other Loan Documents, or in the exercise of any right or power imposed or conferred upon the Agent hereby or thereby, to the extent that the Agent is not promptly reimbursed for same by the Borrowers, all such costs and expenses to be borne by the Lenders ratably in accordance with the amounts of their respective Commitments. If any Lender fails to reimburse the Agent for such Lender's share of any such costs and expenses, such costs and expenses shall be paid pro rata by the remaining Lenders, but without in any manner releasing the defaulting Lender from its liability hereunder.

         SECTION 9.5. INDEMNITY. The Lenders shall ratably, in accordance with its Percentage, indemnify and hold the Agent, and its directors, officers, employees, agents and representatives (including as such any security trustee therefor) harmless from and against any liabilities, losses, costs and expenses suffered or incurred by them hereunder or under the other Loan Documents or in connection with the transactions contemplated hereby or thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Borrowers and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. If any Lender defaults in its obligations hereunder, its share of the obligations shall be paid pro rata by the remaining Lenders, but without in any manner releasing the defaulting Lender from its liability hereunder.

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SECTION 10.          JOINT AND SEVERAL LIABILITY AND GUARANTIES.

        SECTION 10.1. JOINT AND SEVERAL LIABILITY AND GUARANTIES. To induce the Lenders to provide the credit described herein and in consideration of benefits expected to accrue to each Guarantor by reason of the Commitments and for other good and valuable consideration, receipt of which is hereby acknowledged, each Borrower, each Hub Partnership party hereto and each Hub Partnership in which 100% of the equity interest is owned on or at any time after the date hereof by one or more of the Borrowers and each Wholly-Owned Subsidiary and each other member of the Hub Group which executes and delivers a Guaranty Agreement (the Borrowers and such Hub Partnerships, Subsidiaries and other members of the Hub Group being hereinafter referred to individually as a "GUARANTOR" and collectively as the "GUARANTORS") hereby unconditionally and irrevocably guarantee jointly and severally to the Agent, the Lenders and each other holder of any of the Obligations and Hedging Liability, and each Borrower hereby unconditionally and irrevocably agrees to be jointly and severally liable to the Agent, the Lenders and such holders for, the due and punctual payment of all present and future Obligations and Hedging Liability (collectively, "GUARANTEED LIABILITIES") as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, according to the terms hereof and thereof. In case of failure by the Borrowers punctually to pay any Guaranteed Liabilities guarantied hereby or for which the Borrowers agree hereby to be jointly and severally liable, each Guarantor hereby unconditionally agrees jointly and severally to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, and as if such payment were made by the Borrowers.

        SECTION 10.2. GUARANTY UNCONDITIONAL. The obligations of each Guarantor as a guarantor or joint and several obligor under the Loan Documents, including this Section 10, shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                   (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any Borrower or of any other Guarantor under this Agreement or any other Loan Document or by operation of law or otherwise;

                   (b) any modification or amendment of or supplement to this Agreement or any other Loan Document;

                   (c) any change in the corporate existence, structure or ownership of, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting, the Borrowers, any other Guarantor, or any of their respective assets, or any resulting release or discharge of any obligation of any Borrower or of any other Guarantor contained in any Loan Document;

                   (d) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Agent, any Lender or any other Person, whether or not arising in connection herewith;

                   (e) any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against any Borrower, any other Guarantor or any other Person or Property;

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                   (f) any application of any sums by whomsoever paid or
         howsoever realized to any obligation of any Borrower, regardless of what obligations of the Borrowers remain unpaid;

                   (g) any invalidity or unenforceability relating to or against any Borrower or any other Guarantor for any reason of this Agreement or of any other Loan Document or any provision of applicable law or regulation purporting to prohibit the payment by the Borrowers or any other Guarantor of the principal of or interest on any Note or any other amount payable by them under the Loan Documents; or

                   (h) any other act or omission to act or delay of any kind by the Agent, any Lender or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of the Guarantors under the Loan Documents.

        SECTION 10.3. DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. Each Guarantor's obligations under this Section 10 shall remain in full force and effect until the Commitments are terminated and the principal of and interest on the Notes and all other amounts payable by the Borrowers under this Agreement and all other Loan Documents shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Borrowers under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Borrower or of any Guarantor, or otherwise, each Guarantor's obligations under this Section 10 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

        SECTION 10.4. WAIVERS. (a) GENERAL. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by the Agent, any Lender or any other Person against the Borrowers, another Guarantor or any other Person.

         (b) SUBROGATION AND CONTRIBUTION. Each Guarantor hereby agrees not to exercise or enforce any right of exoneration, contribution, reimbursement, recourse or subrogation available to such Guarantor against any Person liable for payment of the Guaranteed Liabilities, or as to any security therefor, unless and until the full amount owing on the Guaranteed Liabilities has been paid and the Commitments have terminated; and the payment by such Guarantor of any amount pursuant to any of the Loan Documents on account of credit extended to any other Borrower shall not in any way entitle such Guarantor to any right, title or interest (whether by way of subrogation or otherwise) in and to any of the Guaranteed Liabilities or any proceeds thereof or any security therefor unless and until the full amount owing on the Guaranteed Liabilities has been paid and the Commitments have terminated.

        SECTION 10.5. LIMIT ON RECOVERY. Notwithstanding any other provision hereof or of the Notes, the right of recovery against each Guarantor under this
Section 10 or against a Borrower on the Notes issued by it shall not (to the extent required by or as may be necessary or desirable to ensure the enforceability against such Guarantor of its obligations hereunder or thereunder in accordance with the laws of the jurisdiction of its incorporation or where it carries on business) exceed (x) the amount which would render such Guarantor's


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obligations under this Section 10 and the Notes void or voidable under applicable law, including without limitation fraudulent conveyance law minus (y) $1.00.

        SECTION 10.6. STAY OF ACCELERATION. If acceleration of the time for payment of any amount payable by the Borrowers under this Agreement or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of any of the Borrowers, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Loan Documents shall nonetheless be payable jointly and severally by the Guarantors hereunder forthwith on demand by the Agent made at the request of the Required Lenders.

        SECTION 10.7. BENEFIT TO GUARANTORS. All of the Guarantors are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of each Guarantor has a direct impact on the success of each other Guarantor. Each Guarantor will derive substantial direct and indirect benefit from the extension of credit hereunder.

        SECTION 10.8. GUARANTOR COVENANTS. Each Guarantor shall take such action as any Borrower is required by this Agreement to cause such Guarantor to take, and shall refrain from taking such action as any Borrower is required by this Agreement to prohibit such Guarantor from taking.

SECTION 11.          MISCELLANEOUS.

        SECTION 11.1. WITHHOLDING TAXES. (a) PAYMENTS FREE OF WITHHOLDING. Except as otherwise required by law and subject to Section 11.1(b) hereof, each payment by any Borrower under this Agreement and under any other Loan Document shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes and franchise taxes on the recipient) imposed by or within the jurisdiction in which such Borrower is domiciled, any jurisdiction from which such Borrower makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein. If any such withholding is so required, the Borrowers shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Lender and the Agent free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which that Lender or the Agent (as the case may be) would have received had such withholding not been made. If the Agent or any Lender pays any amount in respect of any such taxes, penalties or interest, the Borrower shall reimburse the Agent or such Lender for that payment on demand in the currency in which such payment was made. If any Borrower pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Lender or Agent on whose account such withholding was made (with a copy to the Agent if not the recipient of the original) on or before the thirtieth day after payment.

         (b) U.S. WITHHOLDING TAX EXEMPTIONS. Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) (a "NON-U.S. LENDER") represents and warrants to the Borrowers and the Guarantors that as of the date such Person first becomes a Lender hereunder, payments made hereunder to such Lender are exempt from withholding of United States federal income taxes. Each Non-U.S. Lender agrees that such Lender shall submit to any Borrower and the Agent on or before the earlier of the date the initial


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Borrowing is made hereunder and 30 days after the date hereof (or, if such
Lender is an assignee lender under Section 11.10 and was not previously a Lender hereunder, within 30 days of first becoming a Lender), two duly completed and signed copies of either Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding under the Code on all amounts to be received by such Lender, including fees, pursuant to the Loan Documents and the Loans) or Form 4224 (relating to such Lender and entitling it to a complete exemption from withholding under the Code on all amounts to be received by such Lender, including fees, pursuant to the Loan Documents and the Loans) of the United States Internal Revenue Service. Thereafter and from time to time, each Lender shall submit to any Borrower and the Agent such additional duly completed and signed copies of one or the other of such Forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) requested by any Borrower in a written notice, directly or through the Agent, to such Lender and (ii) required under then-current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Lender, including fees, pursuant to the Loan Documents or the Loans.

         (c) INABILITY OF BANK TO SUBMIT FORMS. If any Lender determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof which occurs after such Lender becomes a Lender hereunder, that it is unable to submit to any Borrower or the Agent any form or certificate that such Lender is obligated to submit pursuant to subsection (b) of this Section 11.1 or that such Lender is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Lender shall promptly notify any Borrower and Agent of such fact and the Lender shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable. Notwithstanding the foregoing, the Borrowers shall not be required to pay any additional amounts to the Agent or any Lender pursuant to Section 11.1(a) hereof to the extent that the obligation to pay such additional amounts would not have arisen but for a failure by the Agent or such Lender to comply with the provisions of Section 11.1(b).

        SECTION 11.2. NON-BUSINESS DAYS. If any payment hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day on which date such payment shall be due and payable. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.

        SECTION 11.3. NO WAIVER, CUMULATIVE REMEDIES. No delay or failure on the part of any Lender or on the part of any holder of any of the Obligations in the exercise of any power or right shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies hereunder of the Lenders and any of the holders of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

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        SECTION 11.4. WAIVERS, MODIFICATIONS AND AMENDMENTS. Any provision hereof or of any of the other Loan Documents may be amended, modified, waived or released and any Default or Event of Default and its consequences may be rescinded and annulled upon the written consent of the Required Lenders; PROVIDED, HOWEVER, that:

                   (a) no such amendment, modification or waiver shall increase the amount or extend the term of any Lender's Commitment or reduce the amount of any principal of or interest rate applicable to, or extend the maturity of, any Obligation owed to any Lender or reduce the amount of the fees to which any Lender is entitled hereunder, in each case without the consent of such Lender; and

                   (b) without the consent of all Lenders, no such amendment, modification, or waiver shall release any Guaranty Agreement or waive any requirement hereunder for a Guaranty Agreement or change this Section or change the definition of "REQUIRED LENDERS" or change the number of Lenders required to take any action hereunder or under any of the other Loan Documents.

No amendment, modification or waiver of the Agent's protective provisions shall be effective without the prior written consent of the Agent.

        SECTION 11.5. COSTS AND EXPENSES. The Borrowers agree to pay on demand the reasonable costs and expenses of the Agent in connection with the negotiation, preparation, execution and delivery of this Agreement, the other Loan Documents and the other instruments and documents to be delivered hereunder or thereunder, and in connection with the transactions contemplated hereby or thereby, and in connection with any consents hereunder or waivers or amendments hereto or thereto, including the reasonable fees and expenses of Messrs. Chapman and Cutler, counsel for the Agent, with respect to all of the foregoing (whether or not the transactions contemplated hereby are consummated). The Borrowers further agree to pay to Agent and the Lenders and any other holders of the Obligations all reasonable costs and expenses (including court costs and reasonable attorneys' fees), if any, incurred or paid by the Agent, the Lenders or any other holders of the Obligations in connection with any Event of Default or in connection with the enforcement of this Agreement or any of the other Loan Documents or any other instrument or document delivered hereunder or thereunder. The Borrowers further agree to indemnify and save the Lenders, the Agent and any security trustee for the Lenders harmless from any and all liabilities, losses, costs and expenses incurred by the Lenders or the Agent in connection with any action, suit or proceeding brought against the Agent, or any security trustee or any Lender by any Person (but excluding attorneys' fees for litigation solely between the Lenders to which any Borrower is not a party) which arises out of the transactions contemplated or financed hereby or out of any action or inaction by the Agent, any security trustee or any Lender hereunder or thereunder, except for such thereof as is caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The provisions of this Section and the protective provisions of Section 2 hereof shall survive payment of the Obligations.

        SECTION 11.6. DOCUMENTARY TAXES. The Borrowers agree to pay on demand any documentary, stamp or similar taxes payable in respect of this Agreement or any other Loan Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

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        SECTION 11.7. SURVIVAL OF REPRESENTATIONS. All representations and warranties made herein or in any of the other Loan Documents or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

        SECTION 11.8. SURVIVAL OF INDEMNITIES. All indemnities and other provisions relative to reimbursement to the Agent and the Lenders of amounts sufficient to protect the yield of the Agent and the Lenders with respect to the Loans and Letters of Credit, including, but not limited to, Sections 1.4, 2.7, and 2.9 hereof, shall survive the termination of this Agreement and the payment of the Obligations.

        SECTION 11.9. PARTICIPATIONS. Any Lender may grant participations in its extensions of credit hereunder to any other Lender or other lending institution (a "PARTICIPANT"), provided that (i) no Participant shall thereby acquire any direct rights under this Agreement, (ii) no Lender shall agree with a Participant not to exercise any of such Lender's rights hereunder without the consent of such Participant except for rights which under the terms hereof may only be exercised by all Lenders and (iii) no sale of a participation in extensions of credit shall in any manner relieve the selling Lender of its obligations hereunder.

       SECTION 11.10. ASSIGNMENT AGREEMENTS. Each Lender may, from time to time upon at least five Business Days' prior written notice to the Agent, assign to other commercial lenders part of its rights and obligations under this Agreement (including without limitation the indebtedness evidenced by the Notes then owned by such assigning Lender, together with an equivalent proportion of its Commitments to make Loans hereunder) pursuant to written agreements executed by such assigning Lender, such assignee lender or lenders, the Borrowers and the Agent, which agreements shall specify in each instance the portion of the indebtedness evidenced by the Notes which is to be assigned to each such assignee lender and the portion of the Percentage of the Commitments of the assigning Lender to be assumed by it (the "ASSIGNMENT AGREEMENTS"); PROVIDED, HOWEVER, that (i) each such assignment shall be of a constant, and not a varying, percentage of the assigning Lender's rights and obligations under this Agreement and the assignment shall cover the same percentage of such Lender's Percentage of the Commitments, Revolving Loans, Revolving Credit Notes and credit risk with respect to Letters of Credit and Swing Loans; (ii) unless the Agent and (except during an Event of Default) the Borrowers otherwise consent, the aggregate amount of the Commitments, Loans, Notes and credit risk with respect to Letters of Credit and Swing Loans of the assigning Lender being assigned pursuant to each such assignment (determined as of the effective date of the relevant Assignment Agreement) shall in no event be less than $5,000,000 and shall be an integral multiple of $1,000,000; (iii) the Swing Loans and Swing Line Commitment shall only be assigned (if at all) in total; (iv) the Agent and (except during any Event of Default ) any of the Borrowers must each consent, which consent shall not be unreasonably withheld, to each such assignment to a party which was not already a Lender party to this Agreement or any Affiliate of such Lender; (v) the assigning Lender must pay to the Agent a processing and recordation fee of $3,500 and any out-of-pocket attorneys' fees and expenses incurred by the Agent in connection with such Assignment Agreement and (vi) no assignment or delegation may be made if, at the time of and by reason of such assignment and delegation, any Borrower would then be obligated to pay any amount under Sections 1.4(e), 2.5, 2.6, 2.7, 2.8 or 11.1 hereof in excess of


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what it would have been required to pay thereunder had no such assignment been made. Upon the execution of each Assignment Agreement by the assigning Lender thereunder, the assignee lender thereunder, the Borrowers and the Agent and payment to such assigning Lender by such assignee lender of the purchase price for the portion of the indebtedness of the Borrowers being acquired by it, (i) such assignee lender shall thereupon become a "LENDER" for all purposes of this Agreement with Commitments in the amounts set forth in such Assignment Agreement and with all the rights, powers and obligations afforded a Lender hereunder,
(ii) such assigning Lender shall have no further liability for funding the portion of its Commitments assumed by such other Lender and (iii) the address for notices to such assignee Lender shall be as specified in the Assignment Agreement executed by it. Concurrently with the execution and delivery of such Assignment Agreement, the Borrowers shall execute and deliver Notes to the assignee Lender in the respective amounts of its Percentage of its Commitments under the Revolving Credit and Swing Line and its Term Loan and new Notes to the assigning Lender in the respective amounts of its Percentage of its Revolving Credit Commitment and its Term Loan after giving effect to the reduction occasioned by such assignment, all such Notes to constitute "NOTES" for all purposes of this Agreement and of the other Loan Documents.

       SECTION 11.11. NOTICES. Except as otherwise specified herein, all notices hereunder shall be in writing (including, without limitation, notice by telecopy) and shall be given to the relevant party at its address or telecopier number set forth below, in the case of the Borrowers, or on the appropriate signature page hereof, in the case of the Lenders and the Agent, or such other address or telecopier number as such party may hereafter specify by notice to the Agent and any of the Borrowers given by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices hereunder to the Borrowers shall be addressed to:

                                    Hub Group, Inc.
                                    377 East Butterfield Road, Suite 700
                                    Lombard, Illinois  60148
                                    Attention:  Chief Financial Officer
                                    Telephone:  (630) 271-3600
                                    Telecopy:   (630) 964-3787

Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and a confirmation of such telecopy has been received by the sender, (ii) if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iii) if given by any other means, when delivered at the addresses specified in this Section; provided that any notice given pursuant to Section 1 or Section 2 hereof shall be effective only upon receipt.

       SECTION 11.12. CONSTRUCTION. Nothing contained herein shall be deemed or construed to permit any act or omission which is prohibited by the terms of any of the other Loan Documents, the covenants and agreements contained herein being in addition to and not in substitution for the covenants and agreements contained in the other Loan Documents.

       SECTION 11.13. HEADINGS. Section headings used in this Agreement are for convenience of reference only and are not a part of this Agreement for any other purpose.

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       SECTION 11.14. SEVERABILITY OF PROVISIONS. Any provision of this
Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and the other Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or the other Loan Documents invalid or unenforceable.

        SECTION 11.15 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and by different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

       SECTION 11.16. ENTIRE UNDERSTANDING. This Agreement together with the other Loan Documents constitute the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby except for prior understandings related to fees payable to the Agent upon the initial closing of the transactions contemplated hereby.

       SECTION 11.17. BINDING NATURE, GOVERNING LAW, ETC. This Agreement shall be binding upon the Borrowers and its successors and assigns, and shall inure to the benefit of the Agent and the Lenders and the benefit of their successors and assigns, including any subsequent holder of an interest in the Obligations. The Borrowers may not assign their rights hereunder without the written consent of the Lenders. THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

       SECTION 11.18. SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. The Borrowers hereby submit to the non-exclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State court sitting in the City of Chicago for purposes of all legal proceedings arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby. The Borrowers irrevocably waive, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. EACH BORROWER, THE AGENT, AND EACH LENDER HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

       SECTION 11.19. CONFIDENTIALITY. Each of the Agent and the Lenders agrees that it will use its best efforts not to disclose without the prior consent of the Public Hub Company (other than to its employees, auditors, counsel or other professional advisors, to Affiliates or to another Lender if the Lender or such Lender's holding or parent company in its sole discretion determines that any such party should have access to such information) any information with respect to the Borrowers, the Hub Partnerships or any of Subsidiaries of the Public Hub Company which is furnished pursuant to this Agreement; PROVIDED, HOWEVER, that the Agent or any Lender may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, to the extent permitted or deemed advisable by counsel, (d) in order to comply with any law, order, regulation or ruling applicable to the Agent or such Lender and (e) to any prospective transferee in connection with any contemplated transfer of any of the Notes or any interest therein by such Lender; FURTHER PROVIDED, HOWEVER, that such prospective transferee executes an agreement with such Lender containing provisions substantially identical to those contained in this Section.

       SECTION 11.20. NO THIRD PARTY RIGHTS. Nothing expressed or implied herein is intended to give, or shall be construed to give, any Person, other than the parties hereto and their permitted successors and assigns hereunder, any benefit or legal or equitable right, remedy or claim under or by virtue of this agreement or any under or by virtue of any provisions herein.

         Upon your acceptance hereof in the manner hereinafter set forth, this Agreement shall constitute a contract between us for the uses and purposes hereinabove set forth.

         Dated as of this 30th day of April, 1999.


                                 HUB GROUP, INC., a Borrower
                                 HUB CITY TERMINALS, INC., a Borrower
                                 HUB HOLDINGS, INC., a Borrower
                                 QUALITY INTERMODAL CORPORATION, a Guarantor
                                 HUB CHICAGO HOLDINGS, INC., a Guarantor
                                 Q.S. OF ILLINOIS, INC., a Guarantor



                                 By
                                   David P. Yeager
                                   Chief Executive Officer for each of the above Companies


                                 HLX COMPANY, LLC, a Guarantor



                                 By
                                   David P. Yeager
                                   Vice Chairman and
                                   Chief Executive Officer

                                 HUB CITY ALABAMA, L.P.
                                 HUB CITY ATLANTA, L.P.
                                 HUB CITY BOSTON, L.P.
                                 HUB CITY CANADA, L.P.
                                 HUB CITY CLEVELAND, L.P.
                                 HUB CITY DETROIT, L.P.
                                 HUB CITY FLORIDA, L.P.
                                 HUB CITY GOLDEN GATE, L.P.
                                 HUB CITY INDIANAPOLIS, L.P.
                                 HUB CITY KANSAS CITY, L.P.
                                 HUB CITY LOS ANGELES, L.P.
                                 HUB CITY MID ATLANTIC, L.P.
                                 HUB CITY NEW ORLEANS, L.P.
                                 HUB CITY NEW YORK STATE, L.P.
                                 HUB CITY NEW YORK-NEW JERSEY, L.P.
                                 HUB CITY NORTH CENTRAL, L.P.
                                 HUB CITY OHIO, L.P.
                                 HUB CITY PHILADELPHIA, L.P.
                                 HUB CITY PITTSBURGH, L.P.
                                 HUB CITY PORTLAND, L.P.
                                 HUB CITY ST. LOUIS, L.P.
                                 HUB CITY TENNESSEE, L.P.
                                 HUB CITY TEXAS, L.P.

                                 By:  Hub City Terminals, Inc.
                                      Its:  General Partner for each of the
                                            above Partnerships as Guarantors


                                      By
                                        David P. Yeager
                                        Chief Executive Officer

         Accepted and Agreed to at Chicago, Illinois as of the day and year last above written.

         Each of the Lenders hereby agrees with each other Lender that if it should receive or obtain any payment (whether by voluntary payment, by realization upon collateral, by the exercise of rights of set-off or banker's lien, by counterclaim or cross action, or by the enforcement of any rights under this Agreement, any of the other Loan Documents or otherwise) in respect of the Obligations in a greater amount than such Lender would have received had such payment been made to the Agent and been distributed among the Lenders as contemplated by Section 3.5 hereof then in that event the Lender receiving such disproportionate payment shall purchase for cash without recourse from the other Lenders an interest in the Obligations of the Borrowers to such Lenders in such amount as shall result in a distribution of such payment as contemplated by
Section 3.5 hereof. In the event any payment made to a Lender and shared with the other Lenders pursuant to the provisions hereof is ever recovered from such Lender, the Lenders receiving a portion of such payment hereunder shall restore the same to the payor Lender, but without interest.

Percentage of Commitments:





Revolving Credit Commitment:        HARRIS TRUST AND SAVINGS BANK
$15,000,000 (30%)

Term Credit Commitment:             By
$15,000,000 (30%)                      Name:___________________________________
                                       Title:__________________________________
Swing Line Commitment:
$5,000,000 (100%)                   111 West Monroe Street
                                    Chicago, Illinois 60603
                                    Attention: Scott Geik
                                    Telephone:  (312) 461-5113
                                    Telecopy: (312) 461-2591

Revolving Credit Commitment:        LASALLE NATIONAL BANK
$9,000,000 (18%)

Term Credit Commitment:             By
$9,000,000 (18%)                       Name:___________________________________
                                       Title:__________________________________

                                    135 South LaSalle Street
                                    Chicago, Illinois 60603
                                    Attention:  Susan Kaminski
                                    Telephone:  (312) 904-2747
                                    Telecopy: (312) 914-6546

Revolving Credit Commitment:        FIRSTAR BANK MILWAUKEE, N. A.
$12,000,000 (24%)

Term Credit Commitment:             By
$12,000,000 (24%)                      Name:___________________________________
                                       Title:__________________________________

                                    777 East Wisconsin Avenue
                                    Milwaukee, Wisconsin  53202
                                    Attention: John Falb
                                    Telephone:  (414) 765-6041
                                    Telecopy: (414) 765-4632

Revolving Credit Commitment:        NATIONAL CITY BANK
$7,000,000 (14%)

Term Credit Commitment:             By
$7,000,000 (14%)                       Name:___________________________________
                                       Title:__________________________________

                                    20 North Wacker Dr.
                                    Suite 3012
                                    Chicago, Illinois  60606
                                    Attention:  Frank Pagura
                                    Telephone:  (312) 240-0356
                                    Telecopy:  (312) 240-0301

Revolving Credit Commitment:        U.S. BANK NATIONAL ASSOCIATION
$7,000,000 (14%)

Term Credit Commitment:             By
$7,000,000 (14%)                       Name:___________________________________
                                       Title:__________________________________

                                    701 Lee Street, Suite 800
                                    Des Plaines, Illinois  60016
                                    Attention:  James M. Wilbur
                                    Telephone:  (847) 390-5617
                                    Telecopy: (847) 390-5699

                                   EXHIBIT A-1


                              REVOLVING CREDIT NOTE


                                                           Chicago, Illinois
$_______________                                              April __, 1999

         On the Revolving Credit Termination Date, for value received, the undersigned, Hub Group, Inc., a Delaware corporation (the "PUBLIC HUB COMPANY"), Hub City Terminals, Inc., a Delaware corporation ("HUB Chicago"), and Hub Holdings, Inc., a Delaware corporation ("HUB HOLDINGS") (the Public Hub Company, Hub Chicago and Hub Holdings being hereinafter referred to collectively as the "BORROWERS") hereby jointly and severally promise to pay to the order of ________________________ (the "LENDER"), at the principal office of Harris Trust and Savings Bank in Chicago, Illinois, the principal sum of (i) _______________________ and no/100 Dollars ($___________), or (ii) such lesser amount as may at the time of the maturity hereof, whether by acceleration or otherwise, be the aggregate unpaid principal amount of all Revolving Credit Loans owing from the Borrowers to the Lender under the Revolving Credit provided for in the Credit Agreement hereinafter mentioned.

         This Note evidences loans constituting part of a "DOMESTIC RATE PORTION" and "LIBOR PORTIONS" and as such terms are defined in that certain Credit Agreement dated as of April 30, 1999, among the Borrowers, Harris Trust and Savings Bank, individually and as Agent thereunder, and the other Lenders which are now or may from time to time hereafter become parties thereto (said Credit Agreement, as the same may be amended, modified or restated from time to time, being referred to herein as the "CREDIT AGREEMENT") made and to be made to the Borrowers by the Lender under the Revolving Credit provided for under the Credit Agreement, and the Borrowers hereby jointly and severally promise to pay interest at the office described above on each loan evidenced hereby at the rates and at the times and in the manner specified therefor in the Credit Agreement.

         Each loan made under the Revolving Credit provided for in the Credit Agreement by the Lender to the Borrowers against this Note, any repayment of principal hereon, the status of each such loan from time to time as part of the Domestic Rate Portion or a LIBOR Portion and, in the case of any LIBOR Portion, the interest rate and Interest Period applicable thereto shall be endorsed by the holder hereof on a schedule to this Note or recorded on the books and records of the holder hereof (provided that such entries shall be endorsed on a schedule to this Note prior to any negotiation hereof). The Borrowers agree that in any action or proceeding instituted to collect or enforce collection of this Note, the entries so endorsed on a schedule to this Note or recorded on the books and records of the holder hereof shall be prima facie evidence of the unpaid principal balance of this Note, the Borrower to whom each such loan was disbursed, the status of each such loan from time to time as part of the Domestic Rate Portion or a LIBOR Portion, and, in the case of any LIBOR Portion, the interest rate and Interest Period applicable thereto.

         This Note is issued by the Borrowers under the terms and provisions of the Credit Agreement and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, to which reference is hereby made for a statement thereof. This Note may be declared to be, or be and become, due prior to its expressed maturity, voluntary prepayments may be made hereon, and certain prepayments are required to be made hereon, all in the events, on the terms and with the effects provided in the Credit Agreement. All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in the Credit Agreement.

         The Borrowers hereby jointly and severally promise to pay all costs and expenses (including attorneys' fees) suffered or incurred by the holder hereof in collecting this Note or enforcing any rights in any collateral therefor. The Borrowers hereby waive presentment for payment and demand. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                                 HUB GROUP, INC.
                                 HUB CITY TERMINALS, INC.
                                 HUB HOLDINGS, INC.



                                 By
                                   David P. Yeager
                                   Chief Executive Officer for each of the above Companies

                                   EXHIBIT A-2


                                    TERM NOTE


                                                             Chicago, Illinois
$______________                                                 April __, 1999

         FOR VALUE RECEIVED, the undersigned Hub Group, Inc., a Delaware corporation (the "PUBLIC HUB COMPANY"), Hub City Terminals, Inc. (the "HUB CHICAGO") and Hub Holdings, Inc. ("HUB HOLDINGS") (the Public Hub Company, Hub Chicago and Hub Holding collectively referred to herein as the "BORROWERS"), hereby jointly and severally promise to pay to the order of __________________ (the "LENDER"), at the principal office of Harris Trust and Savings Bank in Chicago, Illinois, the principal sum of ________________ and No/100 Dollars ($_________________), in quarterly installments and expressed to bear interest as set forth in the Credit Agreement (as hereinafter defined).

         This Note evidences the Term Loan made to Hub Holdings by the Lender under the Term Credit Commitment provided for under that certain Credit Agreement dated as of April 30, 1999 by and between the Borrowers, Harris Trust and Savings Bank, individually and as Agent thereunder, and the other Lenders which are now or may from time to time become parties thereto and the Bank (said Credit Agreement, as the same may be amended, modified or restated from time to time, being referred to herein as the "CREDIT AGREEMENT"), and the Borrowers hereby jointly and severally promise to pay interest at the office described above on such Loan evidenced hereby at the rates and at the times and in the manner specified therefor in the Credit Agreement.

         The Term Loan made against this Note, any repayment of principal hereon, the status of such Loan from time to time as part of the Domestic Rate Portion or a LIBOR Portion and, in the case of any LIBOR Portion, the interest rate and Interest Period applicable thereto shall be endorsed by the holder hereof on a schedule to this Note or recorded on the books and records of the holder hereof (provided that such entries shall be endorsed on a schedule to this Note prior to any negotiation hereof). The Borrowers agree that in any action or proceeding instituted to collect or enforce collection of this Note, the entries endorsed on a schedule to this Note or recorded on the books and records of the holder hereof shall be prima facie evidence of the unpaid principal balance of this Note, the status of such Loan from time to time as part of the Domestic Rate Portion or a LIBOR Portion and, in the case of any LIBOR Portion, the interest rate and Interest Period applicable thereto.

         This Note is issued by the Borrowers under the terms and provisions of the Credit Agreement and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, to which reference is hereby made for a statement thereof. This Note may be declared to be, or be and become, due prior to its expressed maturity, voluntary prepayments may be made hereon, and certain prepayments are required to be made hereon, all in the events, on the terms and with the effects provided in the Credit Agreement (including, without limitation, notices of default as may be required in certain instances). All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in the Credit Agreement.

         The Borrowers hereby jointly and severally promise to pay all costs and expenses (including attorneys' fees) suffered or incurred by the holder hereof in collecting this Note or enforcing any rights in any collateral therefor. The Borrowers hereby waive presentment for payment and demand. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                                 HUB GROUP, INC.
                                 HUB CITY TERMINALS, INC.
                                 HUB HOLDINGS, INC.



                                 By
                                   David P. Yeager
                                   Chief Executive Officer for each of the above Companies

                                   EXHIBIT A-3


                                 SWING LINE NOTE



                                                             Chicago, Illinois
$5,000,000                                             _________________, 1999

         On the Revolving Credit Termination Date, for value received, the undersigned, Hub Group, Inc., a Delaware corporation (the "PUBLIC HUB COMPANY"), Hub City Terminals, Inc., a Delaware corporation ("HUB CHICAGO") and Hub Holdings, Inc., a Delaware corporation "HUB HOLDINGS") (the Public Hub company, Hub Chicago and Hub Holdings collectively referred to as the "BORROWERS"), hereby jointly and severally promise to pay to the order of Harris Trust and Savings Bank (the "LENDER"), at the principal office of Harris Trust and Savings Bank in Chicago, Illinois, the principal sum of (i) Five Million and 00/100 Dollars ($5,000,000), or (ii) such lesser amount as may at the time of the maturity hereof, whether by acceleration or otherwise, be the aggregate unpaid principal amount of all Swing Loans owing from the Borrowers to the Lender under the Swing Line Commitment provided for in the Credit Agreement hereinafter mentioned.

         This Note evidences Swing Loans made and to be made to the Borrowers by the Lender under the Swing Line Commitment provided for under that certain Credit Agreement dated as of April 30, 1999 between the Borrowers, Harris Trust and Savings Bank, individually and as Agent thereunder, and the other Lenders which are now or may from time to time hereafter become parties thereto (said Credit Agreement, as the same may from time to time be modified, amended or restated being referred to herein as the "CREDIT AGREEMENT"), and the Borrowers hereby jointly and severally promise to pay interest at the office described above on each Swing Loan evidenced hereby at the rates and at the times and in the manner specified therefor in the Credit Agreement.

         Each Swing Loan made under the Swing Line Commitment provided for in the Credit Agreement by the Lender to the Borrowers against this Note, any repayment of principal hereon and the interest rates applicable thereto shall be endorsed by the holder hereof on a schedule to this Note or recorded on the books and records of the holder hereof (provided that such entries shall be endorsed on a schedule to this Note prior to any negotiation hereof). The Borrowers agree that in any action or proceeding instituted to collect or enforce collection of this Note, the entries so endorsed a schedule to this Note or recorded on the books and records of the holder hereof shall be PRIMA FACIE evidence of the unpaid principal balance of this Note and the interest rates applicable thereto; PROVIDED, HOWEVER, that the failure of the Lender to record any of the foregoing shall not limit or otherwise affect the obligation of the Borrowers to repay all Swing Loans made under the Credit Agreement, together with accrued interest thereon.

         This Note is issued by the Borrowers under the terms and provisions of the Credit Agreement, and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, to which reference is hereby made for a statement thereof. This Note may be declared to be, or be and become, due prior to its expressed maturity, voluntary prepayments may be made hereon, and certain prepayments are required to be made hereon, all in the events, on the terms and with the effects provided in the Credit Agreement. All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

         This Note shall be construed in accordance with, and governed by, the internal laws of the State of Illinois without regard to principles of conflict of law. The Borrowers hereby waive presentment for payment and demand. THE NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.


                                 HUB GROUP, INC.
                                 HUB CITY TERMINALS, INC.
                                 HUB HOLDINGS, INC.



                                 By
                                   David P. Yeager
                                   Chief Executive Officer for each above
                                   Company

                                    EXHIBIT B


                             COMPLIANCE CERTIFICATE



To: Harris Trust and Savings Bank, as Agent under, and the Lenders party to, the Credit Agreement described below

         This Compliance Certificate is furnished to the Agent and the Lenders pursuant to that certain Credit Agreement dated as of April 30, 1999, by and among Hub Group, Inc. (the "PUBLIC HUB COMPANY"), Hub City Terminals, Inc., and Hub Holdings, Inc. and certain of their affiliates and you (the "CREDIT AGREEMENT"). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

          1. I am the duly elected _________________________________ of the
Public Hub Company;

          2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Hub Group during the accounting period covered by the attached financial statements;

          3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below;

          4. The financial statements required by Section 7.5 of the Credit Agreement and being furnished to you concurrently with this Certificate fairly present the consolidated financial condition of the Public Hub Company as at said dates and the consolidated results of their operations and cash flows for the periods then ended in conformity with GAAP applied on a consistent basis; and

          5. The Attachment hereto sets forth financial data and computations evidencing the Hub Group compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement.

         Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Hub Group has taken, is taking, or proposes to take with respect to each such condition or event:

         ======================================================================
         ======================================================================
         ======================================================================

         The foregoing certifications, together with the computations set forth in the Attachment hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _________ day of __________________ 19___.

                                 HUB GROUP, INC.



                                 By
                                    Name:______________________________________
                                    Title:_____________________________________

                      ATTACHMENT TO COMPLIANCE CERTIFICATE
                                 HUB GROUP, INC.
                            HUB CITY TERMINALS, INC.
                               HUB HOLDINGS, INC.


                  Compliance Calculations for Credit Agreement
                           Dated as of April 30, 1999
                     Calculations as of _____________, 19___
---------------------------------------------------------------------------

A.  NET WORTH (SECTION 7.7)


    1.  Net Worth, as defined                                     $____________

    2.  As listed in Section 7.7 for the date
        of this Certificate, Net Worth must
        not be less than the Minimum
        Required Amount                                              $________

    3.  Company is in compliance?                                      Yes/No
        (circle yes or no)


B.  FIXED CHARGE COVERAGE RATIO (SECTION 7.8)


    1.  Net Income, as defined for the four most
        recently completed fiscal quarters         ____________

    2.  Amounts deducted in arriving at
        Net Income in respect of                   ____________

        (a)  Interest Expense, as defined          ____________
        (b)  Federal, State and local income taxes ____________
        (c)  Depreciation and amortization         ____________
        (d)  Minority Interest as defined          ____________
        (e)  Other non-cash charges                ____________


    3.  Sum of Lines 1 and 2 (a), (b), (c),
        (d) and (e) ("EBITDAM")                                    ____________

    4.  Rents, as defined for such period          ____________

    5.  The sum of EBITDAM (Line 3) and Rents
        (Line 4)                                   ____________

    6.  Capital Expenditures for such period       ____________

    7.  Restricted Payments, as defined for such
        period                                     ____________

    8.  The sum of Capital Expenditures
        (Line 6) and Restricted Payments (Line 7)  ____________

    9.  Interest Expense, as defined for
        such period                                ____________

    10. Cash Maturities, as defined for such period____________

    11. Sum of Lines 4, 9 and 10
        ("FIXED CHARGES")                          ____________

    12. Ratio of (i) the difference between Line 5 and
        Line 8 to (ii) Fixed Charges (Line 8) ("FIXED
        CHARGE COVERAGE RATIO")                                          :1.00

    13. As listed in Section 7.8 for the date of this
        Certificate, the Fixed Charge Leverage Ratio
        shall be less than                                                   1

    14. Company in compliance?                                          Yes/No
        (circle yes or no)


C.  MINIMUM EBITDAM (SECTION 7.9)

    1.  EBITDAM for the four most recently
        completed fiscal quarters (Line B3 Above)   ____________

    2.  As listed in Section 7.9 for the date of
        this Certificate, EBITDAM shall not be
        less than                                   ____________

    3.  Company in compliance?
        (circle yes or no)                          ____________

D.  CASH FLOW LEVERAGE RATIO (SECTION 7.10)


    1.  Total Funded Debt, as defined               ____________

    2.  EBITDAM for the four most recently
        completed fiscal quarters (from B3 above)   ____________

    3.  Ratio of Total Funded Debt. (Line 1) to
        EBITDAM (Line 2) ("CASH FLOW LEVERAGE RATIO")                  ________

    4.  As listed in Section 7.10, for the date of
        this Certificate, the Cash Flow Leverage
        Ratio shall not be greater than                                     1

    5.  Company in compliance?                                          Yes/No
        (circle yes or no)

                                    EXHIBIT C


                               GUARANTEE AGREEMENT


                                                        _______________, 19___

HARRIS TRUST AND SAVINGS Bank, as
Agent for the Lenders party to the
Credit Agreement dated as of
April 30, 1999 among Hub Group,
Inc., Hub City Terminals, Inc.,
Hub Holdings, Inc., certain
Guarantors, such Lenders and such
Agent (the "CREDIT AGREEMENT")

Dear Sirs:

         Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement shall have for the purposes hereof the meaning provided therein.

         The undersigned, [NAME OF GUARANTOR], a [JURISDICTION OF ORGANIZATION] [CORPORATION] [PARTNERSHIP], hereby elects to be a "GUARANTOR" for all purposes of the Credit Agreement, effective from the date hereof. The undersigned confirms that the representations and warranties set forth in Section 5 of the Credit Agreement are true and correct in all material respects as to the undersigned as of the date hereof.

         Without limiting the generality of the foregoing, the undersigned hereby agrees to perform all the obligations of a Guarantor under, and to be bound in all respects by the terms of, the Credit Agreement, including without limitation Section 10 thereof, to the same extent and with the same force and effect as if the undersigned were a direct signatory thereto.

         [INSERT THE FOLLOWING WHEN GUARANTOR IS NOT WHOLLY-OWNED]

         NOTWITHSTANDING ANYTHING IN THE CREDIT AGREEMENT OR HEREIN TO THE CONTRARY, THE LIABILITY OF THE UNDERSIGNED HEREUNDER IS LIMITED TO ___________ DOLLARS ($__________) PLUS INTEREST ON ALL LOANS HEREBY GUARANTEED PLUS ALL COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEY'S FEES) INCURRED BY THE AGENT OR ANY LENDER IN ENFORCING COLLECTION HEREOF.

         This Agreement shall be construed in accordance with and governed by the internal laws of the State of Illinois.

                                Very truly yours,

                                [NAME OF GUARANTOR]


                                By
                                Name:__________________________________________
                                Title:_________________________________________

                                  SCHEDULE 5.3

SUBSIDIARIES

                                            STATE OF               % OWNED BY
                                      ORGANIZATION INCORP.         PUBLIC HUB
              NAME                                                  COMPANY                OTHER OWNERSHIP

HLX Company, L.L.C.                           Delaware                50%         50% owned by Hub Holdings

Hub Group Associates, Inc.                    Illinois                 0%         Each Hub Partnership and Hub
    ("HGAI")                                                                      Distribution own 1 share in this
                                                                                  entity

Hub Chicago Holdings, Inc.                    Delaware                 0%         100% owned by Hub Chicago

Hub Highway Services                  Illinois Partnership             0%         Each Hub Partnership is a
                                                                                  partner in this entity

Hub Group Distribution Services       Illinois Partnership            63.05%      Hub Chicago owns 1.95% and one
                                                                                  individual owns the other 35%

Hub Holdings, Inc.                            Delaware               100%

Q.S. of Illinois, Inc.                        Illinois                 0%         100% owned by Hub Chicago

Quality Intermodal Corporation                 Texas                   0%         100% owned by Hub Holdings

Quality Services, L.L.C.              Missouri                         0%         75% owned by Hub City St. Louis,
                                                                                  L.P. and
                                                                                  25% owned by HGAI

Quality Services of Kansas, L.L.C.    Kansas                           0%         75% owned by Hub City Kansas
                                                                                  City, L.P. and 25% owned by HGAI

Quality Services of                   New Jersey                       0%         75% owned by Hub City New
   New Jersey, L.L.C.                                                             York-New Jersey, L.P. and 25%
                                                                                  owned by HGAI

Quality Services of Michigan, L.L.C.  Michigan                         0%         75% owned by Hub City Detroit,
                                                                                  L.P. and 25% owned by HGAI

Q.S. of Georgia, L.L.C.               Georgia                          0%         75% owned by Hub City Atlanta,
                                                                                  L.P. and 25% owned by HGAI

Hub Freight Services, Inc.            Delaware                         0%         100% owned by HGAI

PARTNERSHIPS

                                                  % owned by                Jurisdiction of
                      Name                    Hub Public Company       Incorporation/organization

Hub City Alabama, L.P.                               100%                       Delaware

Hub City Atlanta, L.P.                               100%                       Delaware

Hub City Boston, L.P.                                100%                       Delaware

Hub City Canada, L.P.                                100%                       Delaware

Hub City Cleveland, L.P.                             100%                       Delaware

Hub City Detroit, L.P.                               100%                       Delaware

Hub City Florida, L.P.                               100%                       Delaware

Hub City Golden Gate, L.P.                           100%                       Delaware

Hub City Indianapolis, L.P.                          100%                       Delaware

Hub City Kansas City, L.P.                           100%                       Delaware

Hub City Los Angeles, L.P.                           100%                       Delaware

Hub City Mid Atlantic, L.P.                          100%                       Delaware

Hub City New Orleans, L.P.                           100%                       Delaware

Hub City New York State, L.P.                        100%                       Delaware

Hub City New York-New Jersey, L.P.                   100%                       Delaware

Hub City North Central, L.P.                         100%                       Delaware

Hub City Ohio, L.P.                                  100%                       Delaware

Hub City Philadelphia, L.P.                          100%                       Delaware

Hub City Pittsburgh, L.P.                            100%                       Delaware

Hub City Portland, L.P.                              100%                       Delaware

Hub City Rio Grande, L.P.                            100%                       Delaware

Hub City St. Louis, L.P.                             100%                       Delaware

Hub City Tennessee, L.P.                             100%                       Delaware

Hub City Texas, L.P.                                 100%                       Delaware


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